Exhibit 10.1

REFERENCE SPREAD PAYMENT AGREEMENT

by and between

Greenway Mortgage Holding Corp.

(Payor)

and

GLASSBRIDGE ENTERPRISES, INC.

(Payee)

Dated and effective as of September 29, 2023

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EXHIBITS

Exhibit A – Form of MSR Package Confirmation

Exhibit B – Schedule of Mortgage Loans

Exhibit C – Payor’s Officer’s Certificate

Exhibit D – Payee’s Officer’s Certificate

Exhibit E – Form of Monthly Report

Exhibit F – Form of TESPA

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REFERENCE SPREAD PAYMENT AGREEMENT

This REFERENCE SPREAD PAYMENT AGREEMENT (as amended, restated, or otherwise modified and in effect from time to time, this “Agreement”), dated as of September 29, 2023 (the “Agreement Date”), is by and between GLASSBRIDGE ENTERPRISES, INC., a Delaware corporation (together with its successors and assigns, the “Payee”), and GREENWAY MORTGAGE HOLDING CORP., a Delaware Corporation (together with its successors and assigns, the “Payor”) (the Payee and the Payor will collectively be referred to as the “Parties” and each, a “Party”).

W I T N E S E T H:

WHEREAS, Servicer, an Affiliate of the Payor, owns and will acquire from time to time Mortgage Servicing Rights (as defined herein) relating to portfolios of Mortgage Loans (as defined herein) owned or securitized by the Agency (as defined herein);

WHEREAS, Servicer is entitled to the Servicing Spread and other incidental fees and other compensation and reimbursement for Advances pursuant to its Servicing Agreements, and Payor, as owner of the Servicer, is entitled to distributions in respect of the Servicer’s receipt of the Servicing Spread (as defined herein), after payment of the Servicer’s related costs and expenses, and such other incidental fees and reimbursements for Advances with respect to the Mortgage Loans;

WHEREAS, the Servicing Spread, together with the Ancillary Income (as defined herein) exceeds the compensation that the Servicer requires to service the Mortgage Loans; and

WHEREAS, Payee and Payor desire to set forth the terms and conditions pursuant to which, in return for an Upfront Payment (as defined herein) by Payee, Payor will agree to (i) make monthly payments to the Payee, in an amount calculated by reference to the Mortgage Loans and (ii) in accordance with the terms of this Agreement, acquire additional Mortgage Servicing Rights.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the Parties hereto agree as follows:

DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

Definitions.

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Accepted Servicing Practices” With respect to any Mortgage Loan, those accepted and prudent mortgage servicing practices (including collection procedures) which are in accordance with Agency servicing practices and procedures as set forth in the Servicing Agreement, and in a manner at least equal in quality to the servicing that Payor provides to mortgage loans which it owns in its own portfolio.

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“Advances” With respect to any Mortgage Loan, any advances required to be made by the Servicer as servicer in accordance with the Servicing Agreement and the Agency Requirements, including, without limitation, delinquency advances (i.e., advances of delinquent principal and interest payments), tax and insurance advances and corporate advances.

“Advance Facility” The meaning set forth in Section 5.01.

“Affiliate” With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, a Person shall be deemed to “control” another Person if the controlling Person owns fifty-one percent (51%) or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. With respect to the Payor, “Affiliate” shall be limited to the Servicer.

“Agency” Fannie Mae, and any successor thereto.

“Agency Acknowledgment Agreement” Any acknowledgment agreement relating to the Mortgage Servicing Rights, in whole or in part, entered into among the Servicer, the Payee, the Agency and a lender in connection with an Approved Leverage Facility.

“Agency Eligibility Requirements” With respect to the TES Seller, the following eligibility requirements (with each capitalized term set forth herein having the meanings assigned in the Fannie Mae Lender Contract):

(i) its Lender Adjusted Net Worth is equal to or greater than the lender adjusted net worth required by the Fannie Mae Lender Contract;

(ii) its Lender Adjusted Net Worth to total assets ratio is equal to or less than the minimum capital ratio required by the Fannie Mae Lender Contract; and

(iii) its Liquidity is equal to or greater than the liquidity requirement set forth in the Fannie Mae Lender Contract.

“Agency Requirements” The applicable rules, regulations, announcements, notices, directives and instructions of the Agency, including, without limitation, the applicable requirements of the Guide and all exhibits, schedules, amendments and supplements thereto.

“Agency Subordination of Interest Agreement” As defined in the TESPA.

“Agreement” The meaning given to such term in the preamble hereof.

“Agreement Date” The meaning given to such term in the preamble hereof.

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“Ancillary Income” All incidental income (such as late fees, assignment transfer fees, returned check fees, special services fees, forbearance fees, amortization schedule fees, amount paid to the Servicer in respect of the CARES Act, HAMP fees, modification, forbearance and incentive income, float income and any interest or earnings on funds deposited in an account maintained by the Servicer as servicer with respect to the Mortgage Loans in any MSR Package, etc.) that are supplemental to the Servicing Spread payable to the Servicer pursuant to the Servicing Agreement.

“Applicable Law” With reference to any Person, all laws (including common law), statutes, regulations, ordinances, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any Governmental Authority applicable to such Person or its property or in respect of its operations.

“Applicable Requirements” As defined in the TESPA.

“Approved Leverage Facility” As defined in the TESPA.

“Bank” A financial institution mutually agreed upon by the Parties or any successor thereto, each in its capacity as “Bank” under the Distribution Account Control Agreement and Liquidity Account Control Agreement or any third party custodian or trustee in similar capacity under any replacement account control agreements.

“Base Servicing Fee” With respect to any Collection Period and with respect to Mortgage Loans subject to the TESPA, an amount equal to the product of (A) the aggregate outstanding principal balance of the related Mortgage Loans as of the related Measurement Date, (B) the Base Servicing Fee Rate and (C) (i) in the case of the initial Collection Period, a fraction, the numerator of which is the number of days in the period from and including the Cut-off Date to and including the last day of the initial Collection Period, and the denominator of which is three hundred sixty (360), and (ii) in the case of all other Collection Periods, one-twelfth (1/12).

“Base Servicing Fee Rate” With respect to each MSR Package subject to the TESPA, the fixed number of basis points set forth in the MSR Package Confirmation. For the avoidance of doubt, the Base Servicing Fee Rate shall never be less than 0.125% or 12.5 basis points (.00125).

“Business Day” As defined in the TESPA.

“Closing Date” With respect to each Reference Spread Transaction relating to any MSR Package as contemplated hereunder, the Business Day following the date on which all conditions precedent to such Reference Spread Transaction required pursuant to this Agreement have been satisfied or waived. The Closing Date with respect to the Reference Spread Transaction relating to any given MSR Package shall be set forth in the related MSR Package Confirmation.

“Collection Period” With respect to any Distribution Date (other than the initial Distribution Date) and the Mortgage Loans included in any MSR Package, the calendar month preceding the month in which such Distribution Date occurs. With respect to the initial Collection Period, the period from the Cut-off Date to end of the calendar month preceding the month in which such Distribution Date occurs.

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“Convenience Appointment” The meaning given to such term in Section 7.12.

“Cost of Servicing” The Servicer’s actual cost of servicing the related Mortgage Loans calculated on a monthly basis for the related Collection Period as the sum of (i) reasonable and documented actual out-of-pocket third party legal, tax, accounting, due diligence or other third party expenses related to or allocable to any MSR Purchase Agreement or each MSR Package related to and limited to the acquisition by the Payee of the right to receive payment of the Reference Spread, including but not limited to trade settlement and reconciliation services, initial or ongoing valuation expenses (including reasonable and documented fees and expenses of any Valuation Agents engaged to provide valuation or appraisal services); (ii) the subservicing fees and expenses due to Subservicer pursuant to the Subservicing Agreement, it being understood that the Subservicer may be entitled to certain items of Ancillary Income as collected (a percentage of late fees, etc.) and that these items may be retained by the Subservicer pursuant to the terms of the Subservicing Agreement and the Subservicing Acknowledgment, and that any items so retained by the Subservicer shall be deemed to have been paid by virtue of such retention and are not an additional charge for Cost of Servicing; (iii) the Servicer’s cost of funds to finance and/or carry any required Advances, if applicable, with the advance financing approved by Payee; (iv) the Oversight Fee; and (v) fees, interest charges and other similar expenses associated with any servicer advance financing facility or MSR financing facility allocable to the Mortgage Servicing Rights related to the Mortgage Loans (if the Payee elects to participate therein). In each case net of amounts collected by Servicer in payment or reimbursement of any such amounts, whether from Mortgagors, Agencies, insurance proceeds, liquidation proceeds or any other source.

“Credit File” Those documents, which may be originals, copies or electronically imaged, pertaining to each Mortgage Loan, held by or on behalf of Servicer in connection with the servicing of the Mortgage Loan, which may include Mortgage Loan Documents and the credit documentation relating to the origination of such Mortgage Loan.

“Custodian” With respect to any Mortgage Loans, the custodian of the related Credit Files or any part thereof identified by the Payor to the Payee in writing on or prior to the initial Closing Date and identified in the related MSR Package Confirmation, as the Credit File may be amended and supplemented from time to time by the Payor by providing a written notice of any such update to the Payee.

“Cut-off Date” With respect to any MSR Package, the date set forth in the related MSR Package Confirmation.

“Data File” The data tape that Payee receives with respect to any Mortgage Loans in an MSR Package from the applicable Person which the Payor acquires the related Mortgage Servicing Rights, redacted as necessary to remove any borrower identifying information, including the following data items for each Mortgage Loan, in each case, to the extent provided by such Person:

Loan Number

Loan Type

Net Servicing Fee

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Note Rate

UPB Current

UPB Original

Property value

Purpose

Lock Date

First Payment Date

Age

Property Occupancy

Loan to Value

CLTV

Loan Escrow

Escrow Adv

Escrow Bal

T&I Amount

P&I Amount

Property Type

Property State Code

Fico Current

Fico Original

Loan Maturity Date

Loan Term

REFI_TYPE

FIXED_OR_ARM

PRODUCT_TYPE

Remit Type

Payment History

Forbearance Flag

30 Day Dq

60 Day Dq

90 Day Dq

120 Day Dq

“Distribution Account” The account specified in the Distribution Account Control Agreement and maintained by the Bank into which all Reference Spread in respect of the Mortgage Loans, MSR Repurchase Prices and all MSR Successor Proceeds shall be deposited.

“Distribution Account Control Agreement” The distribution account control agreement, to be entered into at a future date within thirty (30) days of the date hereof, among the Payor, the Payee and the Bank (or any other institution agreed upon by the Payor and the Payee), as bank, entered into with respect to the Distribution Account or any replacement agreement thereto.

“Distribution Date” The twentieth (20th) day of each month, or if such day is not a Business Day, the following Business Day, which for any MSR Package shall begin in the month following the related Closing Date. The initial Distribution Date for each MSR Package shall be set forth in the related MSR Package Confirmation.

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“Distributable Reference Proceeds” With respect to any Distribution Date, the Reference Spread for such Distribution Date (provided, however, that Payor’s obligation to remit the Reference Spread to the Payee on any Distribution Date shall be limited to the cumulative amount of Servicing Spread Collections received by the Payor in respect of the related Reference Period and in respect of any prior Reference Period with respect to any Reference Spread due and owing to the Payee and remaining unpaid), in each such case net of (i) any unpaid Advances which had been advanced by the Servicer or the Subservicer except to the extent funded by an Advance Facility lender, including the repayment of any Advance financing attributable to the Advances related to the Mortgage Loans and financed thereunder, (ii) amounts owed to the Payor in connection with an Investment Opportunity pursuant to Section 11.01 and (iii) any outstanding indemnification Losses owed pursuant to Section 10.02.

“Fannie Mae” The Federal National Mortgage Association or any successor thereto.

“Fannie Mae Mortgage Loans” Mortgage Loans owned or securitized by Fannie Mae.

“Funding Default” Any failure by the Payee to make Reference Capital Payments on or before the related Reference Capital Demand Date.

“Funding Schedule” With respect to each MSR Package, the schedule attached as Annex B to the related MSR Package Confirmation.

“GAAP” Generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

“Governmental Authority” With respect to any Person, any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its subsidiaries or any of its properties.

“Guide” The Fannie Mae Servicing Guide and all supplemental servicing instructions or directives provided by Fannie Mae, each as amended, modified or restated from time to time.

“HAMP” The U.S. Department of the Treasury’s Home Affordable Modification Program.

“Holder Register” The meaning given to such term in Section 12.17(b).

“Initial Investment Period” With respect to each MSR Package, the period commencing on the related Closing Date and ending on the one-year anniversary of such Closing Date.

“Issuer’s Quarterly Feedback Report” The “Issuer’s Quarterly Feedback Report” or a similar successor document provided by an Agency to the Servicer.

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“Lien” Any mortgage, deed of trust, pledge, hypothecation, collateral assignment, charge, deposit, arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement.

“Liquidity Account” A segregated account in the name of the Payor held at the Bank, subject to the Liquidity Account Control Agreement.

“Liquidity Account Control Agreement” The liquidity account control agreement, to be entered into at a future date within thirty (30) days of the date hereof, by and among the Payor, the Payee and the Bank, as bank, entered into with respect to the Liquidity Account or any replacement agreement thereto.

“Liquidity Amount” The meaning given to such term in Section 2.02.

“Liquidity Confirmation Date” The last Business Day of the end of each calendar quarter.

“Loss” or “Losses” Any and all direct, actual and out-of-pocket losses (including in the case of the Payee any loss in the value of the Payee’s right to receive payments in respect of the Reference Spread (other than any loss in the value of the right to receive payments in respect of the Reference Spread with respect to any modification by the Servicer of a Mortgage Loan pursuant to the terms of such Mortgage Loan or the Servicing Agreement)), damages, deficiencies, claims, costs or expenses, including reasonable attorneys’ fees and disbursements, excluding (i) any amounts attributable to or arising from overhead allocations, general or administrative costs and expenses, or any cost for the time of any Party’s employees, (ii) consequential losses or damages consisting of speculative lost profits, lost investment or business opportunity, damage to reputation or operating losses (it being understood that, for the avoidance of doubt, the amount of the value of the Payee’s right to receive payments in respect of the Reference Spread lost due to the termination of the related Mortgage Servicing Rights by the Agency for cause, shall not be considered consequential losses or damages for purposes of this definition), or (iii) punitive or treble damages; provided, however, that the exclusions set forth in clauses (ii) or (iii) above do not apply if and to the extent any such amounts are actually incurred in payment to a third party or government entity.

“Measurement Date” With respect to any Collection Period, the first day of such Collection Period.

“MI” Insurance provided by private mortgage insurance companies to make payments on certain Mortgage Loans in the event that the related Mortgagor defaults in its obligation in respect of the Mortgage.

“Monthly Report” The meaning given to such term in Section 7.04.

“Mortgage” Each of those mortgages, deeds of trust, security deeds or deeds to secure debt creating a first lien on or an interest in real property securing a Mortgage Note and related to a Mortgage Loan.

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“Mortgage Loan” Each of those residential mortgage loans owned, guaranteed or securitized by an Agency and listed on the Schedule of Mortgage Loans.

“Mortgage Loan Documents” With respect to each Mortgage Loan, the documents and agreements related to such Mortgage Loan required to be held by the applicable Custodian, including, without limitation, the original Mortgage Note, and any other documents or agreements evidencing and/or governing such Mortgage Loan.

“Mortgage Note” With respect to any Mortgage Loan, the note or other evidence of indebtedness of the Mortgagor, thereunder, including, if applicable, an allonge and lost note affidavit.

“Mortgage Servicing Rights” With respect to each MSR Package, the indivisible, conditional, non-delegable right and responsibility of Servicer to perform servicing with respect to the related Mortgage Loans pursuant to the Servicing Agreement, including any and all of the following if and to the extent provided therein: (a) all rights to service a Mortgage Loan; (b) all rights to receive servicing fees, Ancillary Income, reimbursements or indemnification for servicing the Mortgage Loans, and any payments received in respect of the foregoing and proceeds thereof; (c) the right to collect, hold and disburse escrow payments or other payments with respect to the Mortgage Loans (but not the funds actually collected with respect thereto, being the property of the Mortgagor, the expected payee or Agency) and to receive interest income on such amounts to the extent permitted by Agency Requirements and Applicable Law; (d) all accounts, including any custodial accounts or escrow accounts, and other rights to payment related to any of the property described in this paragraph; (e) possession and use of any and all Credit Files and Servicing Files or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; (f) to the extent applicable, all rights and benefits relating to the direct solicitation of the related Mortgagors for refinance or modification of the Mortgage Loans and attendant right, title and interest in and to the list of such Mortgagors and data relating to their respective Mortgage Loans; and (g) all rights, powers and privileges incident to any of the foregoing.

“Mortgagor” An obligor under a Mortgage Loan.

“MSR Package” The Mortgage Servicing Rights related to the Reference Spread to be paid to the Payee pursuant to a MSR Package Confirmation and Section 3.01.

“MSR Package Confirmation” With respect to each MSR Package, that certain purchase confirmation substantially in the form of Exhibit A hereto, executed by the Payor and the Payee in their sole discretion in connection with the Reference Spread Transaction related to the Mortgage Servicing Rights included in such MSR Package, setting forth the terms relating thereto, including the related supplement to the Schedule of Mortgage Loans (or, in the case of the first MSR Package, the initial Schedule of Mortgage Loans), the Upfront Payment, the Base Servicing Fee Rate, the Cut-off Date, the Closing Date, the initial Distribution Date and the other items set forth therein.

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“MSR Purchase Agreement” In connection with an Investment Opportunity, the agreement to purchase mortgage servicing rights, entered into by the Payor or its Affiliate and the related MSR Seller.

“MSR Seller” with respect to any MSR Package, the seller party to the applicable MSR Purchase Agreement.

“MSR Successor Proceeds” Any proceeds received by the Servicer or TES Purchaser in connection with the sale of the Mortgage Servicing Rights, including in connection with an exercise of the Convenience Appointment, and appointment of a successor servicer, as servicer of the Mortgage Loans, including in connection with the exercise by the Payee of the Servicer Appointment Right. In the event that consideration for any such sale and appointment relates to mortgage loans in addition to the Mortgage Loans, “MSR Successor Proceeds” shall be equal to the pro rata amount of such consideration, based upon the proportionate market value of the Mortgage Servicing Rights of the affected Mortgage Loans in relation to the market value of the mortgage servicing rights of all affected mortgage loans of Servicer as to which MSR Successor Proceeds were received (calculated in accordance with the method in which such MSR Successor Proceeds are calculated).

“Opinion of Counsel” One or more written opinions, in form and substance reasonably satisfactory to the recipient, of an attorney at law admitted to practice in any state of the United States or the District of Columbia, which attorney may be counsel for Payor or Payee, as the case may be.

“Oversight Fee” For any Collection Period, an amount equal to $1 per month per loan related to the Mortgage Servicing Rights for the related Collection Period.

“Party” or “Parties” The meaning given to such term in the preamble hereof.

“Payee” The meaning given to such term in the preamble hereof.

“Payee Indemnitees” The meaning given to such term in Section 10.01.

“Payee Third Party Claim” The meaning given to such term in Section 10.01.

“Payor” The meaning given to such term in the preamble hereof.

“Payor Indemnitees” The meaning given to such term in Section 10.02.

“Payor Third Party Claim” The meaning given to such term in Section 10.02.

“Permitted Liens” Liens in favor of, or ownership interest of, the Agency pursuant to the Guide and/or the Servicing Agreement.

“Person” Any individual, partnership, corporation, limited liability company, limited liability partnership, business entity, joint stock company, trust, business trust, unincorporated organization, association, enterprise, joint venture, government, any department or agency of any government or any other entity of whatever nature.

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“Pre-Bid Deposit” With respect to any Investment Opportunity, the amount necessary, if any, to fund the deposit that must accompany the bid with respect to such Investment Opportunity.

“Program Fees” As of the date of any sale of one or more Mortgage Servicing Rights and to the extent the related Mortgage Servicing Rights are not retained by Servicer or an Affiliate thereof, other than due to Servicer Appointment Right For Cause, the product of (i) Oversight Fee, (ii) the number of Mortgage Loans related to the Mortgage Servicing Rights and (iii) the remaining number of months remaining in the related Initial Investment Period (including the month of such date of sale).

“Purchase Documents” The meaning given to such term in the Guide.

“Purchase Price” An amount equal to the product of (a) the Purchase Price Percentage and (b) the aggregate actual outstanding principal balance of the Mortgage Loans in the related MSR Package as of the applicable Cut-off Date.

“Purchase Price Percentage” With respect to each Mortgage Loan, as set forth in the related MSR Package Confirmation.

“Recaptured Mortgage Loan” The meaning given to such term in Section 2.01.

“Reference Capital Payments” As of any date of determination, the amount of capital actually or deemed paid to Payor by Payee pursuant to Section 3.02.

“Reference Capital Demand Notice” The meaning given to such term in Section 2.01(c).

“Reference MSR Successor Amount” With respect to any Distribution Date, an amount equal to the sum, with respect to each affected Mortgage Loan, of the product of (i) any amounts received by or for the account of the Servicer or the Payor in respect of MSR Successor Proceeds with respect to any Mortgage Loan during the related Reference Period and (ii) the Reference Share for such Mortgage Loan.

“Reference Period” With respect to any Distribution Date, the period commencing on the day following the preceding Distribution Date and ending on the current Distribution Date.

“Reference Share” With respect to any Mortgage Loan, the percentage equivalent of a fraction, the numerator of which is equal to the Base Servicing Fee Rate in respect of such Mortgage Loan and the denominator of which is equal to the servicing fee rate for such Mortgage Loan.

“Reference Spread” With respect to each Distribution Date, an amount equal to (i) Ancillary Income (but not including certain portions of the Ancillary Income that the Subservicer is entitled to pursuant to the Subservicer Acknowledgment Agreement) plus (ii) the Base Servicing Fee minus (iii) the Cost of Servicing related to such Mortgage Loans. For the avoidance of doubt, the Cost of Servicing for a Collection Period shall be covered first by related Ancillary Income and only out of Base Servicing Fee after all Ancillary Income for such period have been used.

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“Reference Spread Transaction” With respect to each MSR Package, the payment by the Payee of the related Upfront Payment in exchange for the Payor’s agreement to pay the related Reference Spread.

“Related Escrow Accounts” Mortgage Loan escrow/impound accounts maintained by Payor relating to the Mortgage Servicing Rights, including accounts for buydown funds, real estate taxes and MI, flood and hazard insurance premiums.

“Schedule of Mortgage Loans” The list of mortgage loans with respect to which Reference Spread is calculated pursuant to this Agreement (including any Recaptured Mortgage Loans whose Reference Spread is calculated pursuant to this Agreement) as maintained by Payor and updated from time to time as Exhibit B hereto.

“Servicer” Greenway Mortgage Funding Corp., an Affiliate of the Payor, and any successor thereto.

“Servicer Appointment Right” The meaning given to such term in Section 7.13(c).

“Servicer Appointment Right For Cause” The meaning given such term in Section 7.13(c).

“Servicing” The responsibilities, with respect to servicing the Mortgage Loans, under the Servicing Agreement.

“Servicing Agreement” The servicing agreements, the Guide, the Purchase Documents, and any waivers, consent letters, acknowledgments, any contractual obligations under Agency Requirements and other agreements under which Servicer is the servicer of the Mortgage Loans relating to the Mortgage Servicing Rights and governing the servicing of the Mortgage Loans together with any servicing transfer agreements related to the sale and transfer of Mortgage Servicing Rights entered into among the Agency, Servicer and any third party, as each may be amended, modified or restated from time to time.

“Servicing File” Those documents, which may be originals, copies or electronically imaged, pertaining to each Mortgage Loan created and/or maintained by the Servicer solely for purposes of Servicing that Mortgage Loan, including copies of the Mortgage, Mortgage Note, cooperative mortgage loan-related document, or modification documents with respect thereto, but otherwise does not include documents in the Credit Files.

“Servicing Spread” As defined in the TESPA.

“Servicing Spread Collections” As defined in the TESPA.

“Solvent” With respect to any Person as of any date of determination, (a) the value of the assets of such Person is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as determined in accordance with GAAP, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

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“Subservicer” With respect to each MSR Package, Valon, or any other subservicer, approved pursuant to Section 7.10 hereof, as set forth in the related MSR Package Confirmation.

“Subservicer Acknowledgment” A subservicer acknowledgment related to such Subservicing Agreement executed by the Subservicer, the Servicer and the Payee.

“Subservicing Agreement” A subservicing agreement between the Servicer and the Subservicer.

“Termination With Cause” With respect to all or any part of the Mortgage Servicing Rights, a termination, in whole or in part, of the Servicing Agreement for cause under the Applicable Requirements, including, without limitation, a termination resulting from Payee’s exercise of the Servicer Appointment Right For Cause.

“TES Purchaser” Glassbridge Enterprises, Inc., a Delaware corporation.

“TES Seller” means Greenway Mortgage Funding Corp., a New Jersey corporation.

“TESPA” That certain True Excess Servicing Spread Acquisition Agreement for Fannie Mae Mortgage Loans, to be entered into at a future date, between the TES Seller, as seller, and the TES Purchaser, as purchaser substantially in the form attached hereto as Exhibit F.

“Third Party Assignee” The meaning given to such term in Section 12.17.

“Third Party Assignment” The meaning given to such term in Section 12.17.

“Third Party Reference Spread Agreement” The meaning given to such term in Section 12.17.

“Transaction Documents” This Agreement, the TESPA (if applicable), the Distribution Account Control Agreement, the Liquidity Account Control Agreement and each MSR Package Confirmation.

“True Excess Spread” As defined in the related TESPA.

“Upfront Payment” With respect to each MSR Package, the Purchase Price, as set forth in the related MSR Package Confirmation.

“Valuation Agent” As defined in the related TESPA.

General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

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accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

the term “include” or “including” shall mean without limitation by reason of enumeration.

reference to and the definition of any document (including this Agreement) shall be deemed a reference to such document as it may be amended or modified from time to time; and

all capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the TESPA.

PROCEDURES; ITEMS TO BE DELIVERED

Agreement to Pay Reference Spread; Recapture.

Subject to, and upon the terms and conditions of this Agreement, with respect to each MSR Package, on the related Closing Date, the Payee will make the applicable Upfront Payment to Payor pursuant to the schedule set forth in the Funding Schedule, and Payor will agree to make payments to the Payee, in each case, in accordance with Section 3.03. Notwithstanding anything to the contrary in this Agreement, the obligation of Payor to make such payments described in Section 3.03, for non-tax purposes (i) shall constitute an unsecured corporate obligation of Payor only and (ii) shall not represent a legal, beneficial or security interest in the Servicer, the Servicing Agreement, the Mortgage Servicing Rights, the Servicing Spread or the Servicing Spread Collections. Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents, it is the intention of the Parties hereto that Payor’s allocation hereunder from time to time of Mortgage Servicing Rights be treated for all U.S. federal, state and local income and franchise tax purposes as the sale by Payor and the purchase by Payee of the Reference Spread which does not include any amounts needed by the Payor to meet its servicing obligations.

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In the event a Mortgage Loan is refinanced by the Servicer or Subservicer, the Payor agrees to incorporate such refinanced mortgage loan or, if applicable, another substantially similar mortgage loan (each such Mortgage Loan, a “Recaptured Mortgage Loan”) in its calculation and payment of the Reference Spread. Servicer shall not solicit any mortgagor under any Mortgage Loan to refinance any Mortgage Loan, and shall not provide information concerning any Mortgage Loan to anyone other than the Subservicer to facilitate refinancing of any Mortgage Loan. Servicer shall pass through to Payee any make-whole payments received by Servicer from Subservicer in respect of any refinancing of a Mortgage Loan that does not become a Recaptured Mortgage Loan.

In the event a Mortgage Servicing Right with respect to a Mortgage Loan is repurchased by the Payor or a prior owner thereof, the Payor shall remit the applicable proceeds actually received from such payor or prior owner, as applicable, with respect to such Mortgage Servicing Right net of (i) any deboarding fees and other amounts due to the Subservicer and (ii) the Payor’s documented reasonable out-of-pocket costs and expenses associated with such repurchase, including reasonable out-of-pocket costs incurred in pursuing repurchase remedies under any MSR Purchase Agreement (the “MSR Repurchase Price”) to the Distribution Account for distribution on the next Distribution Date. The Servicer shall pursue commercially reasonable remedies against any prior owner available for breach under any MSR Purchase Agreement, as directed by and at the cost of the Payee. The Servicer shall notify the Payee of any breaches by the Loan Seller under any MSR Purchase Agreement of which it becomes aware.

Liquidity Amount.

On the date that is thirty (30) Business Days prior to the Liquidity Confirmation Date, the Payor shall notify the Payee of the amount required to comply with the Agency liquidity requirements with respect to the Mortgage Loans (calculated based on the aggregate outstanding principal balance of the Mortgage Loans) (the “Liquidity Amount”). On the date that is ten (10) Business Days prior to the Liquidity Confirmation Date, Payee shall deposit into the Liquidity Account the Liquidity Amount. If the Payee fails to deposit the Liquidity Amount into the Liquidity Account within five (5) Business Days prior to the Liquidity Confirmation Date, the Servicer shall deduct the Liquidity Amount from the amount otherwise payable to the Payee hereunder (and, if applicable, the TES Purchaser under the TESPA). If such amounts are insufficient, the Servicer, in its sole absolute discretion, shall be entitled to borrow the Liquidity Amount from any third-party lender for purpose of satisfying the Agency Requirements with respect to the Mortgage Loans, and the Payee (i) shall cooperate in all respects with the Payor and the Servicer to obtain such financing, (ii) shall grant Payor’s absolute right to grant security interest in the Mortgage Servicing Rights to secured such loan and (iii) shall be required to pay all such loan amount to achieve release of such security interest granted to a lender. To the extent the amount deposited in the Liquidity Account exceeds the Liquidity Amount as of the Liquidity Confirmation Date (the “Quarterly Excess Funds”), the Payor shall cause the Servicer to promptly remit to the Payee the applicable Quarterly Excess Funds, so that the remaining balance of the Liquidity Account is equal to the Liquidity Amount. From time to time, if the Agency liquidity requirements change, the Payor shall promptly notify the Payee, and the Payee shall remit such supplemental Liquidity Amounts to the Payor for deposit to the Liquidity Account in a timely manner to satisfy such Agency liquidity requirements, to the extent the Liquidity Amounts already on deposit with respect to the Mortgage Loans are insufficient for the Servicer to satisfy such Agency requirements.

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Items to be Delivered on the Agreement Date.

On the Agreement Date, each of Payor and Payee shall deliver or cause to be delivered duly executed copies of the following documents to which they are a party or for which they are otherwise responsible as set forth below:

this Agreement; and

All agreements, certificates, opinions and instruments required to be delivered pursuant to this Agreement on the Agreement Date.

Items to be Delivered on each Closing Date.

On the initial Closing Date, subject to the satisfaction of the terms and conditions herein, each of Payor and Payee shall deliver or cause to be delivered duly executed copies of the following documents to which they are a party or for which they are otherwise responsible:

the related MSR Package Confirmation and Data File;

an Opinion of Counsel of Payor, reasonably acceptable to Payee, regarding due authorization, authority, enforceability of the applicable Transaction Documents to which Payor is a party and regarding no conflicts with other material Payor agreements;

a certificate of good standing of Payor dated as of a date within five (5) Business Days prior to the initial Closing Date to be delivered by Payor;

a secretary’s certificate of Payor attaching its organizational documents, board resolutions and an incumbency certificate;

a duly executed corporate certificate of Payor required by Section 8.06 dated as of the initial Closing Date;

a duly executed corporate certificate of Payee required by Section 9.05 dated as of the initial Closing Date;

a certificate of good standing of Payee, dated as of a date within five (5) Business Days prior to the initial Closing Date to be delivered by Payee;

the Subservicing Agreement (if applicable);

the Subservicer Acknowledgment (if applicable);

[Reserved];

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the Distribution Account Control Agreement (to be delivered within thirty (30) days of the initial Closing Date);

the Liquidity Account Control Agreement (to be delivered within thirty (30) days of the initial Closing Date);

a duly executed MSR Purchase Agreement (if applicable); and

a secretary’s certificate of Payee attaching its organizational documents, board resolutions and incumbency certificates.

On each subsequent Closing Date, subject to the satisfaction of the terms and conditions herein, each of Payor and Payee shall deliver or cause to be delivered duly executed copies of the following documents to which they are a party or for which they are otherwise responsible:

the related MSR Package Confirmation, Data File and any other agreements, certificates or instruments as may reasonably be required on such Closing Date;

a duly executed corporate certificate of Payor required by Section 8.06 dated as of such Closing Date;

a duly executed corporate certificate of Payee required by Section 9.05 dated as of such Closing Date; and

a duly executed MSR Purchase Agreement.

With respect to each MSR Package, on the related Closing Date, subject to the satisfaction of the terms and conditions herein:

Payee shall remit to Payor the related Upfront Payment as described in Section 3.01; and

Payor shall be obligated to make payments to the Payee related to such MSR Package in accordance with Section 3.03.

True Excess Spread.

Payor and Payee shall cooperate and make reasonable good faith efforts to obtain the consent of the Agency in connection with entering into the TESPA substantially in the forms attached herein as Exhibit F, subject to any revisions requested by the Agency and reasonably acceptable to the Payor and Payees, including obtaining and entering into the applicable Agency Subordination of Interest Agreement or any other consent agreement with the applicable Agency reasonably acceptable to the Payor and Payee, which, in each case, shall be a condition to any such transaction.

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Upon the approval of the Agency, the Parties shall execute and deliver, within ten (10) Business Days of such approval, the applicable Agency Subordination of Interest Agreement and the TESPA for which approval has been obtained.

PAYMENTS

Upfront Payment.

With respect to each MSR Package, in consideration for acquisition of the related Mortgage Servicing Rights and for the payment of the Reference Spread for the related Mortgage Loans as set forth herein, and upon the terms and conditions of this Agreement, including the related MSR Package Confirmation and the Funding Schedule attached as Annex B thereto, Payee shall pay to Payor an amount equal to the related Upfront Payment, approved by Payee, on the related Closing Date. In addition, the Payor agrees to pay to the Payee the related Reference Spread for any related Mortgage Loan that becomes a Recaptured Mortgage Loan as further described in Section 2.01(b).

To the extent the Payee exercises a Convenience Appointment, upon the transfer of ownership of the related Mortgage Servicing Rights to the Payee’s designee or the date the Payor causes the Servicer to repurchase the related True Excess Spread, as applicable, the Payor shall, promptly following receipt of related MSR Successor Proceeds:

distribute such MSR Successor Proceeds to the Servicer and TES Purchaser as follows: first, to the reimbursement of Payee for any unreimbursed Advances, including to the repayment of any Advance financing attributable to financed and previously unreimbursed Advances with respect to the Mortgage Loans with respect to which MSR Successor Proceeds were received, second, to the Servicer, all unpaid Program Fees, all accrued and unpaid Cost of Servicing and its reasonable and documented out-of-pocket costs and expenses associated with such sale, third, to the payment of any deboarding fees and other amounts due to the applicable Subservicer(s), and fourth, to the TES Purchaser, all remaining MSR Successor Proceeds that are not duplicative of the Reference MSR Successor Amount; and

remit the applicable Reference MSR Successor Amount to the Payee; provided further, (i) Payee acknowledges and agrees that the rights to any Reference Spread related to any Mortgage Servicing Rights related to such Convenience Appointment shall be extinguished and (ii) thereafter, the Payor shall not further obligation to remit the Payee any further amounts related to the related Reference Spread (other than to remit any funds properly due to Payee that are received or retained by Payor in error); provided, however, that Payor shall cause Servicer to remit to Payee an amount equal to all remaining funds Payee contributed to the Liquidity Account which were unreimbursed as of the related transfer date.

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Payor shall cause all funds received by Payor, Servicer, or any Subservicer with respect to Advances, indemnity amounts, and other amounts funded by Payee prior to the exercise of a Convenience Appointment or other transfer of Mortgage Servicing Rights, which are not reimbursed or otherwise remitted to Payee as set forth in Section 3.01(b), to be reimbursed to Payee upon the transfer of the Mortgage Servicing Rights to the extent received from the successor servicer, or, with respect to Advance reimbursements, within ten (10) Business Days of the receipt thereof by Payor, Servicer or any Subservicer, as applicable.

Payments by Payee; Reference Capital Payments; Adjustments.

Payments shall be made by Payee to Payor by wire transfer of immediately available funds to an account designated by Payor.

If, subsequent to the payment of any Upfront Payment or the payment of any other amounts due hereunder to either party, the outstanding principal balance of any related Mortgage Loan or any other amount is found to be in error, or if for any reason any such Upfront Payment or other amount is found to be in error, the party benefiting from the error shall pay an amount sufficient to correct and reconcile such Upfront Payment or other amount and shall provide a reconciliation statement and other such documentation to reasonably satisfy the other party concerning the accuracy of such reconciliation. Such amounts shall be paid by the proper party within ten (10) Business Days from receipt of satisfactory written verification of amounts due.

On or after the date hereof, the Payor may deliver Reference Capital Demand Notices to the Payee, in each case in accordance with and subject to the limitations set forth in this Section 3.02. For purposes of this Agreement, a “Reference Capital Demand Notice” shall mean a written notice requiring the payment of capital to the Payor, which notice shall identify the amount of capital determined by the Payor to be appropriate (i) to fund outstanding Advances, including the repayment of any Advance financing, related to the Mortgage Loans with respect to which the Reference Spread is calculated pursuant to this Agreement, (ii) to pre-fund any Advances which are required to be advanced pursuant to the Servicing Agreement or the Subservicing Agreement; (iii) to fund commercially-reasonable and industry-standard amounts due under any Servicing Agreement related to the preservation and protection of the mortgaged properties or otherwise related to the Mortgage Loans with respect to which the Reference Spread is calculated pursuant to this Agreement, (iv) to fund the applicable Upfront Payment in connection with acquiring the right to receive payment of additional Reference Spreads to be subject to this Agreement as agreed by the Payee, (v) to pay indemnity obligations of Payee under this Agreement, (vi) if applicable, to fulfil any obligations under any Advance Facility, any other financing related to any Advance Facility, including but not limited to any indemnity obligations and satisfy any margin calls, (vii) to fund Pre-Bid Deposits, (vii) to fund amounts due under an MSR Purchase Agreement executed in accordance with Section 11.01 and (viii) to fund any reasonable out-of-pocket costs and expenses incurred by the Payor in identifying, evaluating, developing, negotiating, documenting, structuring, financing and refinancing any Investment Opportunities. For the avoidance of doubt, the form of the Reference Capital Demand Notice for the payment of monthly Cost of Servicing may take the form of a simple invoice from Payor to Payee for the amount of Cost of Servicing and such shall constitute a Reference Capital Demand Notice.

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With respect to each Reference Capital Demand Notice, the Payee shall make Reference Capital Payments to the Payor within five (5) Business Days of the receipt of such Reference Capital Demand Notice (or, with the Payee’s prior written consent, not to be unreasonably withheld, such earlier date as is reasonably necessary in connection with causing additional Reference Spreads to be subject to this Agreement) (the “Reference Capital Demand Date”). The Payor, by prompt notice by e-mail or as otherwise permitted under this Agreement, may postpone the Reference Capital Demand Date one or more times for any reason to a specific date, or to a future permitted date to be confirmed on five (5) Business Days’ notice. The Payor shall cancel a Reference Capital Demand Notice and provide prompt written notice of such cancellation to the Payee if the relevant Reference Capital Payment is no longer required.

On each Reference Capital Demand Date, the Payee shall deposit the amount specified by the Payor in the applicable Reference Capital Demand Notice. Payment of capital shall be made by wire transfer of immediately available funds to the account or accounts specified in the Reference Capital Demand Notice.

Neither the Payor nor any of its Affiliates shall have any obligation to make any Reference Capital Payments owed by Payee.

Payor shall provide notice to Payee of any Advances which are required to be advanced pursuant to the Servicing Agreement (the “Required Advances”) The Payee shall promptly, and in no event more than two (2) Business Days after receipt of such notice, deposit an amount equal to the Required Advances into the Distribution Account. The Payee shall be entitled to reimbursement for such Required Advances to the same extent and in the same manner in which the Subservicer would be entitled to reimbursement for such Advances pursuant to the terms of the Subservicing Agreement and the Subservicer Acknowledgment, including but not limited to the right to withdraw funds from the Distribution Account, to the extent of funds received which Servicer has determined constitute reimbursements of such Advances.

(a) Notwithstanding anything to the contrary herein, Payee shall have the right to withhold from any Reference Capital Demand Notice any amounts due to Payee pursuant to Section 10.02 hereunder. Payor will cause Servicer to remit to Payee an amount equal to any and all funds previously remitted by Payee in respect of any Advances that were subsequently recovered by Servicer as reimbursement from an Agency or any other source, including the related Mortgagor, liquidation proceeds or insurance proceeds, provided however that the Payee acknowledges and agrees that amounts otherwise reimbursable to the Servicer for any outstanding Advances will be first netted from Distributable Reference Proceeds and, to the extent Distributable Reference Proceeds are insufficient to fully reimburse the Servicer for any outstanding Advance and/or to pre-fund any required Advance to be made, the Payee shall remit the applicable Reference Capital Payment as described in the related Reference Capital Demand Notice seeking contribution for such outstanding Advances.

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Payments by Payor.

Payments shall be made by Payor to Payee by wire transfer of immediately available funds to an account designated by Payee.

Distributable Reference Proceeds shall be distributed to the Payee on each Distribution Date.

Reimbursements of Advances and any excess proceeds collected by the Servicer or the Subservicer shall be remitted in accordance with any Advance financing documentation, or in the absence of any Advance financing, Payor, or Subservicer on Payor’s behalf, shall remit such reimbursements to Payee in accordance with the terms of the Subservicing Agreement.

Payee has negotiated the applicable subservicing fees payable to Valon, in its capacity as Subservicer, and shall not dispute any payment of such subservicing fees by the Payor or amounts retained by Valon Mortgage, Inc., in each case paid or retained in accordance with the terms of the Subservicing Agreement.

Reserved.

No Joint Venture.

It is the intention of the Parties that the arrangement between the Payor and the Payee as set forth in this Agreement not be characterized for any local law or federal, state, or local tax purpose as a joint venture or partnership.

REPRESENTATIONS AND WARRANTIES OF PAYOR

As an inducement to Payee to enter into this Agreement, Payor represents and warrants to Payee as of the Agreement Date and each Closing Date (or as of the date specified below, as applicable):

Due Organization and Good Standing.

Payor is a New Jersey corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Payor is qualified to transact business in each jurisdiction in which such qualification is deemed necessary to service the Mortgage Loans.

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Authority and Capacity.

Payor has all requisite corporate power, authority and capacity to enter into this Agreement and each other Transaction Document to which it is a party and to perform the obligations required of it hereunder and thereunder. The execution and delivery of this Agreement and each other Transaction Document to which Payor is a party and the consummation of the transactions contemplated hereby and thereby have each been duly and validly authorized by all necessary corporate action. This Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by Payor. This Agreement constitutes, and each other applicable Transaction Document to which Payor is a party constitutes or will constitute, a valid and legally binding agreement of Payor enforceable in accordance with its terms, and no offset, counterclaim or defense exists to the full performance by Payor of this Agreement or such other Transaction Document, except as the same may be limited by bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally and by general equity principles; no consent or authorization of any Agency is required for Payor’s execution, delivery and performance of this Agreement or the performance of the Payor’s obligations hereunder.

Reserved.

Title to the Mortgage Servicing Rights.

As of each Closing Date, Servicer (i) is the lawful holder of the related Mortgage Servicing Rights, (ii) is responsible for the maintenance of the Related Escrow Accounts and (iii) owns the related Mortgage Servicing Rights free and clear of any and all liens, charges, encumbrances, security interests and other similar items, in each case, subject and subordinate only to the Agency’s rights pursuant to the Servicing Agreement and if applicable, the Agency Acknowledgment Agreement.

Effective Agreements.

The execution, delivery and performance of this Agreement and each other Transaction Document that has been executed by Payor, compliance with the terms hereof and thereof and the consummation of the transactions contemplated hereby and thereby did not, and will not, violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under its certificate of incorporation, bylaws, any instrument or agreement to which it is a party or by which it is bound, or any state or federal law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it.

Payor/Servicer Standing.

The Servicer is qualified to act as a servicer under, and meets all eligibility criteria required by, the Agency Requirements. Servicer is approved by the Agency as a seller/servicer in good standing. No event has occurred, including but not limited to a change in insurance coverage, which would make Servicer unable to comply with the Agency Eligibility Requirements applicable to it or which would require notification to either Agency. As long as the Payee remits to the Payor all Liquidity Amount required to be remitted under Section 2.02, the Servicer satisfies the minimum liquidity and capital requirements imposed by the Agency.

Solvency.

Payor is Solvent and the promise to pay the Reference Spread under this Agreement will not cause Payor to become insolvent.

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No Actions.

There have not been commenced or, to the best of Payor’s knowledge, threatened, any action, suit or proceeding which will likely materially and adversely affect the consummation of the transactions contemplated by any Transaction Document.

Additional Representations.

Each of the representations made under Article IV of the TESPA shall be true and correct in all respects.

Section 1.01. Payor’s Information.

All information which the Payor has provided (or will provide in the future) to Payee (other than information received from a third-party originator or prior servicer), including information relating to the Payor, its business, operations, identity and domicile and financial position is or, if provided in the future, will be) accurate, complete and not misleading in any material respect and fairly presents (or, if provided in the future, will fairly present) the Payor’s financial position.

Section 1.02. Restatement of Representations and Warranties.

The Payor shall promptly notify Payee (i) of any material changes regarding the information about the Payor in this Agreement or (ii) if any of the Payor’s representations or warranties in this Agreement (with respect to itself, or with respect to the Servicer) is no longer true or accurate in all material respects, or (iii) of any default of any subservicer in the performance of their respective obligations under the applicable subservicing agreement related to any of the Mortgage Loans. The Payor will be deemed to have reaffirmed, as of each Closing Date, each and every representation made, and all information provided, by the Payee pursuant to this Agreement.

REPRESENTATIONS AND WARRANTIES AS TO

THE REFERENCE SPREAD

As further inducement to Payee to enter into this Agreement, Payor represents and warrants to Payee, as of each Closing Date:

Representations Concerning the Reference Spread.

Payor has not assigned, pledged, conveyed, or encumbered the Reference Spread to any other Person (other than Permitted Liens) and immediately prior to the related Closing Date, Payor was the sole owner of the related Reference Spread and had good and marketable title thereto (subject and subordinate in all respects to the rights of the Agency), free and clear of all Liens (other than Permitted Liens), and no Person has any Lien (other than Permitted Liens) on the Reference Spread. The Advances may be pledged to a lender pursuant to a lending facility (the “Advance Facility”) with the prior written consent of Payee. Payee shall not be liable for any Advances pledged to any third party pursuant to an Advance Facility.

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Additional Representations.

Each of the representations made under Article V of the TESPA shall be true and correct in all respects.

REPRESENTATIONS AND WARRANTIES OF PAYEE

As an inducement to Payor to enter into this Agreement, Payee represents and warrants to Payor as of the Agreement Date and each Closing Date (or as of the date specified below, as applicable):

Due Organization and Good Standing.

Payee is a Delaware limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Payee is qualified to transact business in each jurisdiction in which such qualification is deemed necessary.

Authority and Capacity.

Payee has all requisite limited partnership power, authority and capacity to enter into this Agreement and each other Transaction Document to which it is a party and to perform the obligations required of it hereunder and thereunder. The execution and delivery of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have each been duly and validly authorized by all necessary limited partnership action. This Agreement constitutes, and each other applicable Transaction Document to which Payee is a party constitutes or will constitute, a valid and legally binding agreement of Payee enforceable in accordance with its terms, and no offset, counterclaim or defense exists to the full performance by Payee of this Agreement or such other Transaction Document, except as the same may be limited by bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally and by general equity principles.

Effective Agreements.

The execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party by Payee, its compliance with the terms hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under its certificate of limited partnership or limited partnership agreement or any instrument or agreement to which it is a party or by which it is bound, or any state or federal law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it, in each case which violation, conflict, breach or requirement would reasonably be expected to have a material adverse effect on Payee’s ability to perform its obligations under this Agreement and any other Transaction Document to which it is a party.

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Sophisticated Investor.

Payee is a sophisticated investor and its decision to source Investment Opportunities and to acquire the right to receive payment of the Reference Spread is based upon Payee’s own independent experience, knowledge, due diligence and evaluation of this transaction. Payee has relied solely on such experience, knowledge, due diligence and evaluation and has not relied on any oral or written information provided by Payor other than the representations and warranties made by Payor herein.

Payee has received the related Agency Acknowledgment Agreement and reviewed the same with its legal counsel, such that Payee is aware of the risks associated with a termination of the Servicer as an Agency approved servicer, with a termination of the Servicing Agreement in whole or in part, and with a termination of the Agency Acknowledgment Agreement whereby the rights to the Reference Spread may be extinguished. Payee has made (and covenants to make in the future) adequate disclosures to all Third Party Assignees (as hereinafter defined) of the risks of the transactions contemplated by this Agreement and of the terms of each Agency Acknowledgment Agreement. The Payee is not relying on Payor or any of its Affiliates with respect to any tax, legal or accounting advice in connection with the Payee’s decision to enter into this Agreement and no advice provided by Payor or its Affiliates has formed a basis for the decision to enter into this Agreement.

No Actions.

There shall not have been commenced or, to the best of Payee’s knowledge, threatened any action, suit or proceeding against the Payee that will likely materially and adversely affect the consummation of the transactions contemplated hereby.

Payee’s Information.

All information which the Payee has provided (or will provide in the future) to Payor, including information relating to the Payee’s identity, domicile and financial position is (or, if provided in the future, will be) accurate, complete and not misleading in any material respect.

No ERISA eligibility.

Any funds paid by the Payee under this Agreement will not include or be deemed to include “plan assets” within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Insolvency Notice.

The Payee agrees that it will provide prompt notice to Payor in the event that: the Payee makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, or is otherwise adjudged bankrupt or insolvent by a court of competent jurisdiction.

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No Equity Interest.

The Payee acknowledges and agrees that this Agreement does not grant the Payee an equity interest in Payor or any of its Affiliates.

Restatement of Representations and Warranties.

The Payee shall promptly notify Payor (i) of any material changes regarding the information about the Payee in this Agreement or (ii) if any of the Payee’s representations or warranties in this Agreement is no longer true or accurate in all material respects. The Payee will be deemed to have reaffirmed, as of each Closing Date, each and every representation made, and all information provided, by the Payee pursuant to this Agreement.

PAYOR COVENANTS

Payor covenants and agrees as follows:

Cooperation; Further Assurances.

Payor shall cooperate with and assist Payee, as reasonably requested, in carrying out the purposes of this Agreement. If Payee assigns all or any portion of its right to receive Reference Spread or its other rights under this Agreement to a Third Party Assignee, in accordance with the Agency Acknowledgment Agreement, Payor will cooperate and assist any Third Party Assignee in drafting and entering into a Third Party Reference Spread Agreement in accordance with Section 12.17.

Reserved.

Supplemental Information.

To the extent not prohibited by the Servicing Agreement, from time to time after the initial Closing Date, Payor promptly shall furnish Payee with such incidental information, which is readily available to Payor without material expense, supplemental to the information contained in the documents and schedules delivered pursuant to this Agreement, the Servicing Agreement and the Subservicing Agreement, as may reasonably be requested to monitor performance of the related Mortgage Loans and the payment of the Reference Spread.

Monthly Reports.

Within twenty (20) days after the end of each month, Payor shall deliver a report (each, a “Monthly Report”) with respect to the Mortgage Loans, usage of any Advance Facility and the Reference Spread in Microsoft Excel format and substantially in the form attached as Exhibit E hereto, or in such other form as shall be mutually agreed upon by the Payor and the Payee.

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To the extent relevant to the True Excess Spread and the Reference Spread, Payor shall, or shall cause Subservicer, to provide Payee with copies of all notices and reports deliverable to Payor pursuant to the Subservicing Agreement within the timeframe set forth in the subservicing for delivery by Subservicer to Payor.

Within twenty (20) days after the end of each month or as soon thereafter as reasonably practicable, Payor shall deliver a report listing the valuations of each Reference Spread related to the Mortgage Servicing Rights as determined by a Valuation Agent.

If any Recaptured Mortgage Loan was added to replace a refinanced Mortgage Loan during the previous calendar month, the Monthly Report shall identify each Recaptured Mortgage Loan and identify the rate at which the Reference Spread accrued on the refinanced Mortgage Loan immediately prior to the refinancing, the then-current rate at which Reference Spread accrues on the new Recaptured Mortgage Loan, the amount by which the Base Servicing Fee increased, if any, with respect to such Recaptured Mortgage Loan, and the refinancing date for such Recaptured Mortgage Loan.

Notices and Financial Statements.

Payor shall promptly deliver to the Payee a copy of any of the following documents to the extent permitted by Applicable Law and the confidentiality provisions of the Servicing Agreement: (i) each of the following documents delivered by the Servicer to the Agency pursuant to the Servicing Agreement or received by the Servicer from the Agency: (a) each Issuer’s Quarterly Feedback Report with respect to the Servicer, (b) each independent public accountant’s annual audited financial report with respect to the Payor, (c) each report of compliance with respect to the Payor, and (d) each notice of default or event of default with respect to the Servicer under the Servicing Agreement; (ii) any “notice of termination” or “notice of extinguishment” or similar notice delivered by the Agency to the Servicer pursuant to the Servicing Agreement; and (iii) notice of any “supervisory agreement” between the Agency and the Servicer and a copy of any such agreement.

The Payor shall deliver to the Payee copies of the Payor’s most recent (i) unaudited quarterly financial statements within forty-five (45) days following the end of each of Payor’s fiscal quarters, (ii) unaudited annual financial statements within ninety (90) days of the end of each of the Payor’s fiscal years and (iii) audited annual financial statements on the earlier of (A) the date such financial statements are made available to Payor or (B) the date that is one hundred fifty (150) days after the end of each of the Payor’s fiscal years.

Servicing Agreement.

Servicer will service the Mortgage Loans in accordance with Applicable Requirements and Accepted Servicing Practices and will perform its obligations in all material respects in accordance with the Servicing Agreement and Applicable Law. Without the express written consent of Payee (which shall be conclusively presumed in all events where the Agency cancels, terminates or amends any Mortgage Servicing Rights, Servicing Agreements, or any other arrangements between the Servicer and such Agency related to the Mortgage Loans if the action is taken at such Agency’s direction or initiative), Payor shall ensure that the Servicer shall not (a) cancel, terminate or amend any Mortgage Servicing Rights that would impair in any material respect the value of the interests or rights of the Payee hereunder, (b) expressly provide any required consent to any termination, amendment or modification of the Servicing Agreement that would impair in any material respect the value of the interests or rights of the Payee hereunder or enter into any other agreement or arrangement with an Agency, in each case, with respect to the Mortgage Servicing Rights and the Mortgage Loans, that would impair in any material respect the value of the interests or rights of the Payee hereunder, (c) waive any material default under or breach of the Servicing Agreement by such Agency that would impair in any material respect the value of the interests or rights of the Payee hereunder, or (d) take any other action in connection with the Servicing Agreement that would impair in any material respect the value of the interests or rights of the Payee hereunder.

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Transfer of Mortgage Servicing Rights.

Payor shall not permit the Servicer to transfer, assign or sell any of the Mortgage Servicing Rights without the prior written consent of Payee. Notwithstanding the foregoing, if the Agency directs the Servicer to assign, transfer or sell the Mortgage Servicing Rights to a replacement servicer (or consents to any such assignment, transfer or sale undertaken at the Agency’s direction or initiative), then Payee shall be conclusively deemed to have consented to the same without condition and without the need for further action.

Notification of Certain Events.

Payor shall provide Payee with copies of any notices from the Agency of any breach, potential breach, default or potential default by Servicer under the Servicing Agreement, and with copies of any notices from the Agency of any termination, potential termination or threatened termination of any Servicing Agreement entered into between Servicer and the Agency. Payor shall promptly forward copies of any notices received from the Agency or from any Governmental Authority with respect to the Mortgage Loans, unless prohibited by Applicable Law or the applicable contracts with the Agency. Payor shall provide Payee with respect to the Reference Spread which Payee has a right to receive hereunder, copies of all material amendments to the Servicing Agreement promptly after execution thereof.

No Financing, Pledge or Lien.

Other than as set forth in Section 2.02, Payor shall not pledge, obtain financing for, or otherwise permit any Lien of any creditor of Payor to exist on, any portion of the Mortgage Servicing Rights or Servicing Spread Collections without the prior written consent of Payee.

Subservicing.

The parties acknowledge and agree that each MSR Package shall be subserviced by the Subservicer identified in the related MSR Package Confirmation or a successor thereto approved by the Agency. The Payor may, with notice to the Payee, (i) appoint or change the Subservicer for any related Mortgage Loans with respect to which the Reference Spread is calculated pursuant to this Agreement, (ii) enter into or renew subservicing agreements with the Subservicer for any related Mortgage Loans with respect to which the Reference Spread is calculated pursuant to this Agreement, or (iii) amend or modify the terms of any subservicing agreement; provided, however, if any such action listed in subclauses (i), (ii) and (iii) materially and adversely affects the value of the Reference Spread, the Payor shall obtain the Payee’s prior written consent (such consent not to be unreasonably withheld).

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Schedule of Mortgage Loans.

Payor shall maintain the Schedule of Mortgage Loans, which shall be updated as of each Closing Date.

[Reserved].

Servicer Appointment Right.

At any time, subject to the prior consent of the Agency, the Agency Requirements and Applicable Law, the parties hereto agree that the Payee shall have the right (the “Convenience Appointment Right”) to direct the Payor to cause the Servicer to seek to transfer ownership of all of the Mortgage Servicing Rights to the Payee’s unaffiliated third party designee (a “Convenience Appointment”).

In the event Payee desires to direct a Convenience Appointment, it shall provide the Payor with written notice thereof. Payor shall cooperate and facilitate the transfer of servicing to Payee’s designated transferee servicer as promptly as practicable. The parties hereto agree that the exercise of a Convenience Appointment shall be subject to the payment to the Servicer, on or before the related transfer of servicing, of (i) any deboarding fees and other amounts due to the applicable Subservicer(s) pursuant to the applicable Subservicing Agreement with related Subservicer(s), (ii) all accrued and unpaid Cost of Servicing reimbursement of any Advances disbursed by the Servicer or Subservicer and not reimbursed to such applicable party, including unpaid Advances that have not already been funded or purchased by the Payee or an Affiliate of the Payee or pledged pursuant to an Advance Facility, (iii) any unpaid Program Fees with respect to the related MSR Package and (iv) the Servicer’s reasonable out-of-pocket costs and expenses associated with such transfer. The exercise of the Servicer Appointment Right shall be subject to and conditioned upon the payment in full from the MSR Successor Proceeds and/or by the Payee of all amounts owing pursuant to this Agreement without regard to the amount of the MSR Successor Proceeds.

Subject in all respects to the requirements of the Agency Agreements, at any time (i) following the occurrence of any Change of Control, (ii) following either a breach by Seller of this Agreement or the Servicer of the Servicing Agreement which materially and adversely affects the value of the Reference Spread or the True Excess Spread and the failure of the Seller or Servicer as applicable to cure such breach within thirty (30) days after notice thereof (subject to an additional fifteen (15) day period if the Servicer is diligently pursuing such cure), (iii) in the event that the Servicer is terminated by the Agency as Agency seller/servicer or as servicer of a material portion of the Mortgage Servicing Rights, (iv) or any failure by the Servicer to comply with the Agency Eligibility Requirements, or (v) following the occurrence of a Servicer Material Adverse Change or a Servicer Insolvency Event, the Payee shall have the right (the “Servicer Appointment Right For Cause”) to direct the Servicer to transfer the ownership of the Mortgage Servicing Rights to the Payee’s designee. In such event, the Seller and the Servicer shall cooperate with the Payee and shall endeavor in good faith using commercially reasonable efforts (a) to seek Agency approval of the replacement servicer selected by the Payee and (b) to cause the transfer of servicing to the replacement servicer selected by the Payee and approved by the Agency; subject to payment to Servicer from Payee, on or before the related transfer of servicing, of (i) any deboarding fees and other amounts which are due to the applicable Subservicer(s) pursuant to the applicable Subservicing Agreement with related Subservicer(s) and (ii) reimbursement of any Advances disbursed by Servicer or Subservicer and not reimbursed to such applicable party, including to the repayment of any Advance Facilities related to any such Advances.

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In case the Servicer is terminated as Agency seller/servicer, Payee shall have the right to retain Valon as Subservicer but shall not have the right to transfer the Mortgage Servicing Rights to Valon without Valon’s consent.

Notwithstanding anything to the contrary in this Agreement, in any TESPA, (i) if the Payee exercises any rights in this Agreement and/or (ii) if the Payee directs or instructs the Payor (or directs or instructs the Payor to cause any Affiliate of the Payor (including the Servicer)) to perform any action under this Agreement (including but not limited to exercising any Servicer Appointment Right), then, in each case, each TES Purchaser, including all members of the applicable TES Purchaser, shall be conclusively deemed to have consented to the same without condition and without the need for further action.

Access to Information.

After the initial Closing Date, no more than twice annually (unless an Event of Default has occurred and is continuing) after the Agreement Date, at such times as are reasonably convenient to Payor, upon two (2) Business Days’ prior written notice, Payee or its designees may, in accordance with Applicable Law, conduct audits or visit and inspect the Payor’s servicing facilities for the purpose of satisfying the Payee that Payor, has the ability to comply with the Servicing Agreement. Any audit provided for herein will be conducted in accordance with Payor’s rules respecting safety and security on its premises, in accordance with applicable privacy and confidentiality laws and without materially disrupting operations.

CONDITIONS PRECEDENT TO OBLIGATIONS OF PAYEE

The obligations of Payee under this Agreement with respect to any MSR Package are subject to the satisfaction of the following conditions as of the related Closing Date:

Correctness of Representations and Warranties.

The representations and warranties made by Payor in this Agreement and each other Transaction Document to which Payor is a party to be made on or prior to such Closing Date are true and correct in all material respects.

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Compliance with Conditions.

All of the terms, covenants, conditions and obligations of this Agreement and each other Transaction Document required to be complied with and performed by Payor on or prior to such Closing Date shall have been duly complied with and performed in all material respects.

No Material Adverse Change.

From the Agreement Date, there shall not have been any change to Payor’s or Servicer’s financial or operating condition, or in the Mortgage Servicing Rights, the Mortgage Loans, the Related Escrow Accounts or to Servicer’s relationship with, or authority from, the Agency, that in each case will likely materially and adversely affect the consummation of the transactions contemplated hereby or the payment of the Reference Spread.

Consents.

Payor shall have obtained all consents, approvals or other requirements of third parties required for the consummation of the transactions on such Closing Date contemplated by the applicable Transaction Documents. All actions of all Governmental Authorities required to consummate the transactions contemplated by the applicable Transaction Documents and the documents related thereto shall have been obtained or made.

Delivery of Transaction Documents.

Payor shall have delivered to the Payee copies of each executed Transaction Document that is to be entered into on or prior to such date and each of the items required to be delivered pursuant to Sections 2.03 and 2.04 hereof.

Certificate of Payor.

Payor shall have provided Payee a certificate, substantially in the form attached hereto as Exhibit C, signed by an authorized officer of Payor dated as of such date, applicable to the transactions contemplated by this Agreement, to the effect that: (a) each of Payor’s representations and warranties made in this Agreement and each other Transaction Document to which Payor is a party is true and correct in all material respects as of such date; (b) all of the terms, covenants, conditions and obligations of this Agreement and each other Transaction Document to which Payor is a party that are required to be complied with and performed by Payor at or prior to such Closing Date have been duly complied with and performed in all material respects.

Opinions of Counsel.

In the case of the initial Closing Date, Payor’s counsel shall have delivered the Opinions of Counsel required pursuant to Section 2.04(a)(ii).

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Good Standing Certificate of Payor.

In the case of the initial Closing Date, Payor shall have provided Payee a certificate of good standing of Payor, dated as of a date within five (5) Business Days prior to such Closing Date.

No Actions or Proceedings.

No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, any of the transactions contemplated by this Agreement and the documents related hereto in any material respect.

Further Information.

Subject to confidentiality restrictions, Payor shall have provided to the Payee all material documents, instruments, certifications, agreements and other information reasonably requested by the Payee.

CONDITIONS PRECEDENT TO OBLIGATIONS OF PAYOR

The obligations of Payor under this Agreement with respect to any MSR Package are subject to the satisfaction of the following conditions as of the related Closing Date, as applicable:

Correctness of Representations and Warranties.

The representations and warranties made by Payee in this Agreement to be made on or prior to the Agreement Date or the related Closing Date, as applicable, are true and correct in all material respects as of the date thereof.

Compliance with Conditions.

All of the terms, conditions, covenants and obligations of this Agreement required to be complied with and performed by Payee on or prior to such Closing Date shall have been duly complied with and performed in all material respects as of the date thereof.

Limited Partnership Resolution.

As of the date hereof, Payor shall have received from Payee a certified copy of its limited partnership resolution, evidencing approval by all managers and, if required by Payee’s limited partnership agreement, all members, approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, together with such other certificates of incumbency and other evidences of corporate authority as Payor or its counsel may reasonably request.

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No Material Adverse Change.

Since the Agreement Date, there shall not have been any change to Payee’s financial condition that will likely materially and adversely affect the consummation of the transactions contemplated hereby.

Certificate of Payee.

Payee shall have provided Payor a certificate, substantially in the form attached hereto as Exhibit D, signed by an authorized officer of Payee dated as of such date, applicable to the transactions contemplated by this Agreement, to the effect that: (a) each of Payee’s representations and warranties made in this Agreement is true and correct in all material respects as of such date; (b) all of the terms, covenants, conditions and obligations of this Agreement required to be complied with and performed by Payee at or prior to such Closing Date have been duly complied with and performed in all material respects; and (c) this Agreement does not conflict with other material Payee agreements.

Good Standing Certificate of Payee.

In the case of the initial Closing Date, Payee shall have provided Payor a certificate of good standing of Payee, dated as of a date within five (5) Business Days prior to such Closing Date.

INDEMNIFICATION; CURE

Indemnification by Payor.

Payor shall indemnify, defend and hold Payee, its Affiliates and its and their respective directors, managers, officers, employees, agents, representatives and advisors (the “Payee Indemnitees”) harmless from and shall reimburse the applicable Payee Indemnitee for any Losses suffered or incurred by any Payee Indemnitee after the related Closing Date which result from:

the Servicer’s, Payor’s or Subservicer’s failure to comply following the applicable Closing Date with Applicable Requirements and Accepted Servicing Practices relating to the servicing of the related Mortgage Loans or any breach of its representations, warranties or covenants in this Agreement, or any termination of the Servicer as servicer for cause by the Agency;

to the extent of amounts received by the Servicer or Subservicer in respect of such prior servicing claims under the MSR Purchase Agreement, any servicing act or omission of any prior servicing relating to any Mortgage Loan (including, remitting any indemnity amounts received from the Loan Seller pursuant to MSR Purchase Agreement in connection with any breaches or repurchase or repurchase of Mortgage Loans, in each case, to the extent such Losses relate to the Reference Spread); or

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Litigation, proceedings, governmental investigations, orders, injunctions or decrees, the basis for which occurred after the Agreement Date, resulting from any of the items described in Section 10.01(a) and (b) directly above;

provided, however, that the applicable Payee Indemnitee has taken all commercially reasonable and appropriate actions within its reasonable control to mitigate any such losses, damages, deficiencies, claims, causes of action or expenses as reasonably requested by Payor, which such failure of mitigation shall not relieve Payor of its indemnification obligations in this Section 10.01 but may affect the amount of such obligation; and provided further, that any Losses incurred by the Payee Indemnitee pursuant to any attempt to mitigate any such losses, damages, deficiencies, claims, causes of action or expenses shall be reimbursed by Payor as part of its indemnification obligations in this Section 10.01. For the avoidance of doubt, Losses under this Section 10.01 shall include the fair value of any Reference Spread associated with any Mortgage Servicing Rights as to which the Servicer resigns without the consent of the related TES Purchaser or is terminated by the related Agency pursuant to a Termination With Cause. Payee shall notify Payor promptly after receiving written notice of the assertion of any litigation, proceedings, governmental investigations, orders, injunctions, decrees or any third party claims subject to indemnification under this Agreement (each, a “Payee Third Party Claim”). Upon receipt of such notice of a Payee Third Party Claim, Payor shall have the right to assume the defense of such Payee Third Party Claim using counsel of its choice reasonably satisfactory to the applicable Payee Indemnitee, but may not enter into any settlement which could reasonably be expected to have a material adverse effect on Payee without the prior written consent of the applicable Payee Indemnitee, which shall not be unreasonably withheld. A Payee Indemnitee shall have the right to select separate counsel and to otherwise separately defend itself at its own expense but shall not consent to the entry of a judgment or enter into any settlement with respect to the Payee Third Party Claim which could reasonably be expected to have a material adverse effect on Payor without the prior written consent of Payor, which consent shall not be unreasonably withheld. Any exercise of such rights by a Payee Indemnitee shall not relieve Payor of its obligations and liabilities under this Section 10.01 or any other provision of this Agreement. With respect to any Payee Third Party Claim subject to indemnification under this Agreement, the applicable Payee Indemnitee shall be required to cooperate in good faith with Payor to ensure the proper and adequate defense of such Payee Third Party Claim. The indemnification provided by the Payor herein shall be with respect to Losses involving third-parties and Losses between the Payee and Payor. In the event Payor fails to remit any amounts due hereunder, Payee shall be entitled to recoupment of such amounts, and may withhold such amounts from any amounts otherwise owed to the Payor hereunder.

Indemnification by Payee.

Payee shall indemnify, defend and hold Payor, its Affiliates (including Servicer) and its and their respective directors, managers, officers, employees, agents, representatives and advisors (the “Payor Indemnitees”) harmless from and shall reimburse the applicable Payor Indemnitee for any Losses suffered or incurred by any Payor Indemnitee which result from:

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any material breach of a representation or warranty by Payee, or non-fulfillment of any covenant or obligation of Payee contained in this Agreement;

any mandatory repurchase by Payor of Mortgage Loans relating to third party originated Mortgage Servicing Rights if such repurchase arises from any origination related breach or any act or omission of a prior servicer (not including any Affiliate of the Payor), taking into account any recovery by the Payor from the originator or prior servicer, as well as the value of such repurchased Mortgage Loans; provided that the Payor shall use commercially reasonable efforts to enforce any indemnity or repurchase claims against such third party originator, servicer and/or seller, as applicable;

any matter arising out of or in connection with Payor’s performance under this Agreement, except to the extent the Payor is obligated to indemnify the Payee pursuant to Section 10.01;

the Payor’s and Servicer’s compliance with a written directive or instructions of the Payee pursuant to Section 7.13;

any matter arising out of or in connection with the execution or performance of the Servicer under an MSR Purchase Agreement except for any matter due to the Servicer’s breach of any of its obligations under such MSR Purchase Agreement that is not associated with a breach by TES Purchaser or Payee;

any matter arising out of or in connection with any Funding Default;

any matter arising out of or in connection with an act or omission of a prior owner, a prior servicer or an originator of the Mortgage Loans not covered by Section 10.2(b), taking into account any recovery by the Payor from such prior owner, servicer or originator; provided that the Payor shall use commercially reasonable efforts to enforce any reimbursement, indemnity or other claims against such third party prior owner, originator, servicer and/or seller, as applicable;

any matter arising out of or in connection with any action or inaction by Valon, as Subservicer, including but not limited to compliance with Applicable Requirements and Accepted Servicing Practices and relating to the subservicing of the related Mortgage Loans, other than any action or inaction taken by Subservicer at the direction of Servicer or which results from the negligence, bad faith, or willful misconduct of the Servicer that is not associated with a breach by TES Purchaser or Payee;

any matter arising out of or in connection with any MSR Package and the amount of any judgment or settlement paid in connection therewith, including any costs incurred in connection with enforcing rights related to the MSR Package or enforcement of Payor’s rights against the Payee; or

litigation, proceedings, governmental investigations, orders, injunctions or decrees, the basis for which occurred after the Agreement Date, resulting from any of the items described in Section 10.02(a)-(i) directly above;

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provided, however, that the applicable Payor Indemnitee has taken all commercially reasonable and appropriate actions within its reasonable control to mitigate any such losses, damages, deficiencies, claims, causes of action or expenses as reasonably requested by Payee, which such failure of mitigation shall not relieve Payee of its indemnification obligations in this Section 10.02 but may affect the amount of such obligation; and provided further, that any Losses reasonably incurred by the Payor Indemnitee pursuant to any attempt to mitigate any such losses, damages, deficiencies, claims, causes of action or expenses shall be reimbursed by Payee as part of its indemnification obligations in this Section 10.02. Payor shall notify Payee promptly after receiving written notice of the assertion of any litigation, proceedings, governmental investigations, orders, injunctions, decrees or any third party claims subject to indemnification under this Agreement (each, a “Payor Third Party Claim”). Upon receipt of such notice of a Payor Third Party Claim, Payee shall have the right to assume the defense of such Payor Third Party Claim using counsel of its choice reasonably satisfactory to the applicable Payor Indemnitee, but may not enter into any settlement without the prior written consent of Payee, which shall not be unreasonably withheld. A Payor Indemnitee shall have the right to select separate counsel and to otherwise separately defend itself but shall not consent to the entry of a judgment or enter into any settlement with respect to the Payor Third Party Claim without the prior written consent of Payee, which consent shall not be unreasonably withheld. Any exercise of such rights by a Payor Indemnitee shall not relieve Payee of its obligations and liabilities under this Section 10.02 or any other provision of this Agreement. With respect to any Payor Third Party Claim subject to indemnification under this Agreement, the applicable Payor Indemnitee shall be required to cooperate in good faith with Payee to ensure the proper and adequate defense of such Payor Third Party Claim. The indemnification provided by the Payee herein shall be with respect to Losses involving third-parties and Losses between the Payee and Payor.

INVESTMENTS

Investment Opportunities.

The Payee or its Affiliate may seek to source, price and negotiate mortgage servicing rights purchase opportunities (each an “Investment Opportunity”) to become subject to the terms of this Agreement and the TESPA. Upon identifying an Investment Opportunity, the Payee shall notify the Payor of such opportunity and provide the Payor with all related loan level analysis, due diligence, associated costs and expenses and any other transaction terms or information as the Payor may reasonably request (such information, the “MSR Diligence”) at least fifteen (15) Business Days prior to the related bid due date or as otherwise reasonably agreed between Payor and Payee. The Payor shall review the related MSR Diligence and may, in its reasonable discretion, provide its consent in writing to the Payee to proceed with such Investment Opportunity. Upon providing its consent, Payor shall work in good faith with Payee to submit a bid with respect to the related mortgage servicing rights; provided, however, prior to submitting a bid, the Payor shall have received all required Pre-Bid Deposits and other Reference Capital Payments that are owing from the Payee. If the Payor’s bid is successful, Payor shall use commercially reasonable efforts to negotiate and enter into an MSR Purchase Agreement to acquire the related mortgage servicing rights with proceeds from the related Upfront Payment as set forth in the related MSR Package. All reasonable and documented out-of-pocket fees, costs and expenses, including reasonable attorneys’ fees, incurred by Payor, the Servicer or any of their Affiliates (which shall not include, for the avoidance of doubt, any costs of due diligence) in connection with the negotiation and entry into an MSR Purchase Agreement and transfer of the related MSR Package shall be payable by the Payee. In the event a Funding Default has occurred and is continuing after notice and a reasonable opportunity to cure, Payor may, in its sole discretion proceed with the acquisition of such mortgage servicing rights for its own portfolio.

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MISCELLANEOUS

Costs and Expenses.

Payee and Payor shall each pay its own expenses, fees and expenses of its legal counsel in connection with the transactions contemplated hereby.

Confidentiality.

Each Party understands that in connection with this transaction, it has been furnished and will be furnished Nonpublic Personal Information and/or Personally Identifiable Financial Information (as those terms are defined in Sections 573.3(n) and (o) of the Office of Thrift Supervision Regulations on Privacy of Consumer Information published at 12 C.F.R. Chapter V implementing Title V of the Gramm-Leach-Bliley Act), and other information regarding the policies and plans of the other Party and its Affiliates that is and has been designated as confidential and proprietary, and each Party agrees that it will maintain the confidentiality of such information and will not disclose it to others (except for its Affiliates and its and their respective directors, managers, officers, employees, financing sources, agents, representatives and advisors), or use it except in connection with the transactions contemplated by this Agreement, without the prior written consent of the Party furnishing such information, subject to the provisions of this Section 12.02 and of Section 12.16. Information which is generally known in the industry concerning a Party or among such Party’s creditors generally or which has been disclosed to the other Party by third parties who have a right to do so shall not be deemed confidential or proprietary information for these purposes. If Payee, any of its Affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any information supplied to it in connection with the transactions contemplated hereby, Payee agrees to provide Payor with prompt notice of such request(s) so that Payor may seek an appropriate protective order and/or waive Payee’s compliance with the terms of this Section 12.02. If Payor, any of its Affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any information supplied to it in connection with the transactions contemplated hereby, Payor agrees to provide Payee with prompt notice of such request(s) so that Payee may seek an appropriate protective order and/or waive Payor’s compliance with the terms of this Section 12.02. Notwithstanding the terms of this Section 12.02, if, in the absence of a protective order or the receipt of a waiver hereunder, Payee or Payor is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the other Party to any tribunal or risk being liable for contempt or suffering other censure or penalty, then Payee or Payor may disclose such information to such tribunal without liability hereunder. If the proposed transaction contemplated in this Agreement is not consummated, each Party agrees to promptly return to the other or destroy, promptly upon request, all confidential materials, and all copies thereof, which have been furnished to it in connection with the applicable MSR Package except as required by Applicable Laws or internal retention or archiving policies. Any confidential materials retained by a party pursuant to the above sentence shall remain subject to the confidentiality requirements of this paragraph until the later of (i) the time set by applicable privacy laws or other Applicable Laws, and (ii) one year from the date of this Agreement. For the avoidance of doubt, either Party may provide its shareholders and creditors with a general description of this Agreement and any related transactions (or otherwise as may be required by any applicable law, rule or regulation, including without limitation under the federal securities laws or stock exchange requirements), and, subject to the provisions of this Section 12.02, information obtained from the reports provided by Payor pursuant to Section 7.04.

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Each Party recognizes that, in connection with this Agreement and the other Transaction Documents, it may receive non-public information regarding the financial condition, operations and prospects of the other Parties. Except as required by Applicable Law, each Party agrees to keep all non-public information regarding the other Parties strictly confidential, and to use all such information solely in order to effectuate the purpose of this Agreement and the other Transaction Documents; provided, however, that each Party may provide confidential information to its employees, agents and Affiliates and investors or prospective investors who have a need to know such information in order to effectuate the transaction contemplated by the Transaction Documents and such employees, agents and Affiliates and investors or prospective investors are informed of the confidential nature of such information and agree to maintain its confidentiality; and provided, further, that such information is identified as confidential non-public information and except as required by law or regulation or legal or regulatory process.

Broker’s Fees.

Other than payments made by Payee to Blue Water Financial, LLC, each Party hereto represents and warrants to the other that it has made no agreement to pay any finder’s, agent’s, broker’s or originator’s fee arising out of or in connection with the subject matter of this Agreement. In the event either party has entered or enters into an agreement to pay any finder’s, agent’s, broker’s, advisor’s or originator’s fee arising out of or in connection with the subject matter of this Agreement, such party shall be solely responsible for all such fees. The parties hereto shall indemnify and hold each other harmless from and against any such obligation or liability and any expense incurred in investigating or defending (including reasonable attorneys’ fees) any claim based upon the other Party’s actions in connection with such obligation.

Relationship of Parties; Activities of Payor and Others.

The Parties intend that the transactions contemplated in the Transaction Documents constitute arms-length transactions among third parties. Nothing contained in the Transaction Documents will establish any fiduciary, partnership, joint venture or similar relationship between or among the Parties except to the extent otherwise expressly stated therein.

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Nothing in this Agreement shall prevent Payor or its Affiliates from rendering similar services to other persons, trusts, corporations or other entities or limit or restrict Payor, its Affiliates, or any of their respective officers, directors, affiliates or employees from, as permitted by law, buying, selling or trading in any securities for your own or their own accounts. The Payee acknowledges that Payor, its Affiliates, or any of their respective officers, directors, Affiliates and employees, and their other clients may, as permitted by law, at any time have, acquire, increase, decrease, or dispose of positions in investments that are at the same time being acquired for or disposed of from Payor.

In connection with any acquisition of Mortgage Servicing Rights by the Servicer from an Affiliate of the Servicer in which the related True Excess Spread shall be sold to the TES Purchaser under the applicable TESPA and the related Reference Spread shall be subject to this Agreement, the Payee shall provide its prior written consent, not to be unreasonably withheld, prior to such Reference Spread becoming subject to this Agreement.

Survival of Representations, Warranties and Indemnities.

Each party hereto covenants and agrees that the representations, warranties and indemnifications contained in this Agreement, and in any document delivered or to be delivered pursuant hereto, shall survive the Agreement Date and any termination of this Agreement.

Notices.

All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if sent via electronic mail to the related email address set forth below with acknowledgment of receipt requested by the sender and receipt acknowledged by the recipient, personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid or by prepaid overnight delivery service:

(a)	If to Payor, to:

Greenway Mortgage Funding Corporation

107 Tindall Rd, Ste 14

Middletown, NJ 07748

HR@greenwaylending.com

With a copy (which shall not constitute notice) to:

jpayor@greenwaylending.com

emoore@greenwaylending.com

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(b)	If to Payee, to:

GlassBridge Enterprises Inc.

18 East 50th Street FL 7

New York, NY 10022

Attention: Daniel Strauss

Email: dstrauss@glassbridge.com

With a copy to:

Loeb& Loeb LLP

Attention: Lloyd Rothenberg

345 Park Avenue

New York, NY 10154

Email: lrothenberg@loeb.com

or to such other address as Payee or Payor shall have specified in writing to the other.

Waivers.

Either Payee or Payor may, by written notice to the other:

Extend the time for the performance of any of the obligations or other transactions of the other; and

Waive compliance with or performance of any of the terms, conditions, covenants or obligations required to be complied with or performed by the other hereunder.

The waiver by Payee or Payor of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

Entire Agreement; Amendment.

This Agreement and the related Transaction Documents constitute the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all prior agreements with respect thereto. This Agreement may be amended only in a written instrument signed by both Payor and Payee.

Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the Parties and their successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties and their successors and assigns, any rights, obligations, remedies or liabilities.

Headings.

Headings on the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

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Applicable Law.

This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to conflict of laws rules (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall govern).

Waiver of Trial by Jury.

EACH PARTY HEREBY WAIVES TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, SITTING IN THE BOROUGH OF MANHATTAN, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY ACTION OR PROCEEDING. EACH PARTY HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS AGREEMENT AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Incorporation of Exhibits.

The Exhibits attached hereto shall be incorporated herein and shall be understood to be a part hereof as though included in the body of this Agreement.

Counterparts.

This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Delivery of the signatures in Portable Document Format (PDF) or by facsimile transmission shall be deemed valid and binding to the same extent as the original.

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the rights of the parties hereto. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

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Public Announcement.

No public release or statement concerning the subject matter of this Agreement shall be made by either party without the express written consent and approval of the other party, except as required by law or stock exchange rule, and provided that on and after the Agreement Date, either party may provide its shareholders and creditors with a general description of this Agreement and any related transactions, and, subject to the provisions of Section 12.02, information obtained from the reports provided by Payor pursuant to Section 7.04.

Assignment.

Subject to the provisions of Sections 7.06, 7.07, 7.09 and 7.10, Payor may not assign, transfer, sell or subcontract all or any part of this Agreement or any interest herein without the prior written consent of the Payee; provided that any successor to the Payor must assume the Payor’s obligations under this Agreement. The Payee shall have the right to further assign, transfer, deliver, hypothecate, pledge, subdivide, sell participations in, or otherwise deal with its rights under this Agreement on whatever terms Payee shall determine, including the right to assign all or any portion of the right to receive payment from the Payor of the Reference Spread and to assign the related rights under this Agreement, subject to the following terms: (i) in the case of any transfer to an Affiliate of the Payee without the consent of the Payor and (ii) in the case of a transfer to an unaffiliated third party, with the prior written consent of the Payor, not to be unreasonably withheld.

Payor shall maintain a register on which it enters the name and address of each holder of the Reference Spread and each holder’s interest in the Reference Spread (the “Holder Register”) for each transaction described in Section 12.17(a). The entries in the Holder Register shall be conclusive absent manifest error, and Payor shall treat each Person whose name is recorded in the Holder Register as an owner of the Reference Spread for all purposes of this Agreement notwithstanding any notice to the contrary. The parties intend that the Holder Register shall satisfy the requirements of Treasury Regulations Sections 1.871-14 and 5(f).103-1.

Termination.

If all conditions to Payee’s or Payor’s obligations to close with respect to any MSR Package on the related Closing Date set forth in Article VIII and Article IX, respectively, are not satisfied on the related Closing Date, Payee or Payor, as applicable based on the condition or conditions not satisfied, may terminate this Agreement with respect to such MSR Package by written notice to the other party, and neither party shall have any further obligations to the other party hereunder with respect to such MSR Package, except as expressly set forth herein.

41

This Agreement shall continue in full force and effect until each of the related Mortgage Servicing Rights applicable to the Reference Spread being calculated under this Agreement are sold, terminate or otherwise liquidated or disposed of in full and all related payments to the Payee under this Agreement have been made. Any termination under this Section 12.18 shall be without penalty or other additional payment, except that the Payee shall pay all amounts contemplated herein and any additional expenses necessarily incurred by Payor in terminating this Agreement (including liquidating the related Mortgage Servicing Rights applicable to the Reference Spread being calculated under this Agreement) unless such termination is due to a Termination With Cause. Termination shall not affect accrued rights, including without limitation any claim by one party against the other for any breach of this Agreement committed prior to the date of termination.

Payor may terminate this Agreement if (i) there is any breach of the Payee’s representations, warranties or covenants in this Agreement, the TESPA or related documents executed by the Payee; (ii) the Payee engages in illegal conduct or gross misconduct which Payor determines could result in reputational harm to Payor or its Affiliates; (iii) the Payee is convicted of, or plead nolo contendere to, a felony or serious misdemeanor; (iv) the Payee illegally or fraudulently obtain funds which it seeks to pay under this Agreement; or (v) the Payee has violated the restrictions on assignment of this Agreement.

Payee may terminate this Agreement if (i) there is any breach of the Payor’s representations, warranties or covenants in this Agreement, the TESPA or related documents executed by the Payor; (ii) the Payor engages in illegal conduct or gross misconduct which Payee determines could result in reputational harm to Payee or its Affiliates; (iii) the Payor is convicted of, or plead nolo contendere to, a felony or serious misdemeanor; (iv) the Payor illegally or fraudulently obtain funds which it seeks to pay under this Agreement; or (v) the Payor has violated the restrictions on assignment of this Agreement.

This Agreement shall be terminable at the sole option of the Payee upon thirty (30) days prior written notice (and, in connection therewith, Payee shall not be liable for costs or expense incurred by Payor in connection with the liquidation of all Mortgage Servicing Rights applicable to the Reference Spread being calculated under this Agreement) to the extent there is a failure by the Payor to observe or perform in any other respect any of the covenants on the part of the Payor set forth in this Agreement or the Servicer of any of its representations, warranties, covenants or obligations under the related TESPA, or a material breach by the Payor of any representation and warranty made by it in this Agreement or a material breach by the Servicer of any of its representations, warranties or covenants under the TESPA, which in either case, if susceptible to being cured, continues unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Payor by the Payee; provided that, for the avoidance of doubt, so long as the Servicer is required to continue servicing the Mortgage Loans, the Payee shall be liable for all Cost of Servicing payments through the end of the liquidation of all Mortgage Servicing Rights applicable to the Reference Spread being calculated under this Agreement, but not including any such costs that constitute Losses hereunder or under the TESPA for which the Payor has an indemnification obligation to the Payee hereunder or for which the Servicer has an indemnification obligation to the TES Purchaser under the TESPA.

42

[Reserved].

Any termination of this Agreement will be without prejudice to the obligation of the Payee to fund its payment obligations under this Agreement, to the extent such payment obligations explicitly survive termination pursuant to this Agreement.

Upon termination of this Agreement, the Payor shall cause the Servicer to liquidate the related Mortgage Servicing Rights applicable to the Reference Spread being calculated under this Agreement as if the Convenience Appointment had been elected at such time.

[Reserved].

In the event that the Mortgage Servicing Rights applicable to the Reference Spread being calculated under this Agreement are to be sold (either due to an election by the Payee, an election by the Payor due to a Funding Default, or to meet obligations under the Advance Facility that were unfunded by Payee, or following a termination by the Payee), the Payor shall direct the Servicer use its commercially reasonable efforts to sell such Mortgage Servicing Rights applicable to the Reference Spread being calculated under this Agreement (or cause them to be sold). Payee acknowledges and agrees that (a) any such sale will be subject to market conditiosns at the time and the Payee shall share in any gains or losses with respect thereto, (b) that there can be no assurance as to the timing of any such sale or the price at which it may be effected and (c) other than a Termination With Cause, the Payee shall bear any reasonable and documented expenses associated with a sale of any Mortgage Servicing Rights applicable to the Reference Spread being calculated under this Agreement.

To the extent any proceeds received following a sale of such Mortgage Servicing Rights applicable to the Reference Spread being calculated under this Agreement as described in Section 12.18(g), (j) or (k) are Distributable Reference Proceeds, the Payee shall direct the Payor whether such Distributable Reference Proceeds should be distributed to Payee or the Payor should acquire additional Reference Spread therefrom.

Third Party Beneficiaries.

This Agreement does not and is not intended to confer any rights or remedies upon any person or entity other than Payee and Payor, except as provided in Section 10.01 and in Section 10.02, provided that Payee and Payor reserve the right to modify any term of, or terminate, this Agreement, without the consent of any Payee Indemnitee or Payor Indemnitee.

Credit Files.

Except as is required pursuant to the Servicing Agreement (including, without limitation, as may be reasonably necessary to enable Payor to meet its servicing obligations thereunder), Applicable Law or any governmental or regulatory authority having jurisdiction over the Payor, the parties hereby agree that at no time shall Payor provide to the Payee, its Affiliates, its funds and accounts under management and its and their respective directors, managers, officers, employees, financing sources, agents, representatives and advisors access to, or inspection rights with respect to, the Credit Files.

[Signatures begin on the next page]

43

IN WITNESS WHEREOF, each of the undersigned parties to this Agreement has caused this Agreement to be duly executed in its corporate name by one of its duly authorized officers, all as of the date first above written.

GLASSBRIDGE ENTERPRISES, INC., as Payee

By:
Name:
Title:

44

GREENWAY MORTGAGE HOLDING CORP., as Payor

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

GREENWAY MORTGAGE FUNDING CORP., as Servicer

By:
Name:
Title:

45

EXHIBIT A

FORM OF MSR PACKAGE CONFIRMATION

_____________, 20[___]

This confirmation (this “Confirmation”) between Glassbridge Enterprises, Inc., a Delaware Corporation (together with its successors and assigns, the “Payee”), and Greenway Mortgage Holding Corp., a Delaware corporation (together with its successors and assigns, the “Payor”), and sets forth the agreement pursuant to which the Payee is making an Upfront Payment for, and the Payor is promising to pay to the Payee, an amount equal to the related Reference Spread related to the Mortgage Loans identified on Annex A attached hereto.

The transaction contemplated by this Confirmation shall be governed by that certain Reference Spread Payment Agreement, dated as of September 29, 2023, between Payor and Payee (as amended herein and otherwise, the “Agreement”). By executing this Confirmation (which shall be an MSR Package Confirmation under the Agreement), each of the Payor and Payee again makes, with respect to itself and each Mortgage Loan as of the related Closing Date or such other date as indicated in the Agreement, as applicable, all of the covenants, representations and warranties made by such party in the Agreement, except as may be amended by this MSR Package Confirmation. By executing this MSR Package Confirmation, Payor hereby promises to pay to Payee the related Reference Spread for each of the Mortgage Loans set forth in Annex A attached hereto and all proceeds thereof, and agrees that as of the related Closing Date, the applicable Mortgage Loan shall be deemed to be a “Mortgage Loan” for all purposes of the Agreement.

All exhibits hereto are incorporated herein in their entirety. In the event there exists and inconsistency between the Agreement and this MSR Package Confirmation, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

1.	Promise to Pay Reference Spread related to the Mortgage Loans. Upon the satisfaction of the conditions precedent set forth in the Agreement, on the related Closing Date the Payor hereby promises to pay to Payee the Reference Spread related to such Mortgage Loans in accordance with Section 3.03 of the Agreement.

2.	Defined Terms:

a.	Agency:

b.	Closing Date:

c.	Initial Distribution Date:

d.	Upfront Payment:

e.	Subservicer:

[f.	Base Servicing Fee Rate:]

[g.	Custodian:]

h.	Cut-off Date:

i.	Purchase Price Percentage:

3.	Description of Mortgage Loans: All of the Mortgage Loans identified on Annex A attached hereto.

4.	Additional Stipulations Regarding MSR Package:

[Attach Schedule if applicable]

All of the terms, covenants, conditions and obligations of the Agreement required to be complied with and performed by Payor on or prior to the date hereof have been duly complied with and performed in all material respects. This Confirmation may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Delivery of the signatures in Portable Document Format (PDF) or by facsimile transmission shall be deemed valid and binding to the same extent as the original.

GREENWAY MORTGAGE HOLDING CORP.,	GLASSBRIDGE ENTERPRISES, INC.
as Payor	as Payee

By:	By:
Name:	Name:
Title:	Title:

ANNEX A TO EXHIBIT A

[to be attached]

Annex B to Exhibit A

FUNDING SCHEDULE

(as of the Closing Date)

EXHIBIT B

SCHEDULE OF MORTGAGE LOANS

[SEPARATELY DELIVERED; SUBJECT TO UPDATES AS PROVIDED IN THE AGREEMENT]

EXHIBIT C

PAYOR’S OFFICER’S CERTIFICATE

(To be supplied on each Closing Date)

I, _____________________________, a [___________] of Greenway Mortgage Holding Corp. (the “Company”), pursuant to Section 8.06 of the Reference Spread Payment Agreement by and between GLASSBRIDGE ENTERPRISES, INC. and the Company, dated as of [__], 2023 (the “Agreement”), hereby certify on behalf of the Company that:

(i) each of the Company’s representations and warranties made in the Agreement is true and correct in all material respects as of the date hereof; and

(ii) all of the terms, covenants, conditions and obligations of the Agreement required to be complied with and performed by the Company at or prior to the date hereof have been duly complied with and performed in all material respects.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of as of the date and year first above written

GREENWAY MORTGAGE HOLDING CORP.

By:
Name:
Title:

EXHIBIT D

PAYEE’S OFFICER’S CERTIFICATE

(To be supplied on each Closing Date)

I, ______________, a ___________ of GLASSBRIDGE ENTERPRISES, INC. (the “Payee”), pursuant to Section 9.05 of the Reference Spread Payment Agreement by and between the Payee and Greenway Mortgage Holding Corp., dated as of [__], 2023 (the “Agreement”), hereby certify on behalf of the Payee that:

each of the Payee’s representations and warranties made in the Agreement is true and correct in all material respects as of the date hereof;

all of the terms, covenants, conditions and obligations of the Agreement required to be complied with and performed by the Payee at or prior to the date hereof have been duly complied with and performed in all material respects; and

the Agreement does not conflict with other material Payee agreements.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date and year first above written.

GLASSBRIDGE ENTERPRISES, INC.

By:
Name:
Title:

EXHIBIT E

FORM OF MONTHLY REPORT

[TO BE UPDATED]

●	Cohort Overview Including:

○	UPB
○	Loan Count
○	1 Month Gross CPR
○	1 Month Net CPR (net of Recapture)
○	Cohort LTD CPR
○	DLQ 60+ %
○	WAC
○	WALA
○	WA LTV
○	WA FICO
○	Avg. Loan Size
○	Breakdown of Investor (FNMA)
○	MSR Value and UPB Growth Over Time

●	Cohort Valuation

●	MSR Portfolio Performance

○	Gross 1M CPR over Time
○	Cohort Delinquencies (60+) over Time
○	CPR by Tranche - WAC, Vintage
○	CPR by State

●	Recapture Performance

●	MSR Purchase History

○	WAVG 10-yr Treasury at Bid Date

●	MSR Cohort Data Strats

○	Product Type
○	GSE
○	Property State
○	Seller
○	DLQ Status
○	UPB
○	Coupon for F30 Product
○	Seasoning
○	LTV
○	FICO
○	Escrow Indicator

●	MSR Cohort Historical Summary, by Month

○	Deployed Capital
○	Cohort UPB
○	Gross CPR
○	Net CPR
○	60+ DLQ

EXHIBIT F

FORM OF TESPA

FORM

TRUE EXCESS SERVICING SPREAD ACQUISITION AGREEMENT

FOR FNMA MORTGAGE LOANS

by and between

GREENWAY MORTGAGE FUNDING CORP.

(Seller)

and

GLASSBRIDGE ENTERPRISES INC.

(Purchaser)

Dated and effective as of [__], 2023

- i -

- ii -

EXHIBITS

Exhibit A – Form of MSR Package Confirmation

Exhibit B – Schedule of Mortgage Loans

Exhibit C – Seller’s Officer’s Certificate

Exhibit D – Purchaser’s Officer’s Certificate

Exhibit E – Reserved

Exhibit F – Form of Monthly Report

Exhibit G – Seller Jurisdictions and Recording Offices

- iii -

TRUE EXCESS SERVICING SPREAD ACQUISITION AGREEMENT FOR FNMA MORTGAGE LOANS

This TRUE EXCESS SERVICING SPREAD ACQUISITION AGREEMENT FOR FNMA MORTGAGE LOANS (as amended, restated, or otherwise modified and in effect from time to time, this “Agreement”), dated as of [__], 2023 (the “Agreement Date”), is by and between GLASSBRIDGE ENTERPRISES INC., a Delaware corporation (together with its successors and assigns, the “Purchaser”), and Greenway Mortgage Funding Corp., a New Jersey corporation (together with its successors and assigns, the “Seller”) (the Purchaser and the Seller will collectively be referred to as the “Parties” and each, a “Party”).

W I T N E S E T H:

WHEREAS, Seller owns and will acquire from time to time Mortgage Servicing Rights (as defined herein) relating to portfolios of Mortgage Loans (as defined herein) owned or securitized by the Agency (as defined herein);

WHEREAS, as owner of such Mortgage Servicing Rights, Seller is entitled to a Servicing Spread (as defined herein), Ancillary Income (as defined herein), advance reimbursements and other incidental fees with respect to the Mortgage Loans;

WHEREAS, the Servicing Spread, together with the Ancillary Income, exceeds the compensation that Seller requires to service the Mortgage Loans;

WHEREAS, Seller intends to, from time to time, sell to Purchaser the Seller’s rights in the True Excess Spread (as defined herein);

WHEREAS, the Seller, the Purchaser and Agency have entered into the Agency Subordination of Interest Agreement (as defined herein) pursuant to which the Agency has consented and may consent, from time to time, to the sale to Purchaser of True Excess Spread, and may enter into an Agency Acknowledgment Agreement in connection with an Approved Leverage Facility; and

WHEREAS, Purchaser and Seller desire to set forth the terms and conditions pursuant to which Seller will sell, transfer and assign to Purchaser, all of Seller’s rights, title and interest in and to the True Excess Spread, and Purchaser will purchase all rights, title and interest in and to the True Excess Spread;

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

Section 1.01 Definitions.

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

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“Accepted Servicing Practices” With respect to any Mortgage Loan, those accepted and prudent mortgage servicing practices (including collection procedures) which are in accordance with Agency servicing practices and procedures as set forth in the Servicing Agreement (or the Agency servicing practices and procedures (including the Guide), with respect to the related Mortgage Loan), and in a manner at least equal in quality to the servicing that Seller provides to mortgage loans which it owns in its own portfolio.

“Advance Facility” A financing secured by Advances approved by the Purchaser.

“Advances” With respect to any Mortgage Loan, any advances required to be made by the Seller as servicer in accordance with the Servicing Agreement and the Agency Requirements, including, without limitation, delinquency advances, tax and insurance advances and corporate advances.

“Affiliate” With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, a Person shall be deemed to “control” another Person if the controlling Person owns fifty-one percent (51%) or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agency” Fannie Mae, a government sponsored enterprise, and any successor thereto.

“Agency Agreements” The Agency Subordination of Interest Agreement and, if applicable, the Agency Acknowledgment Agreement.

“Agency Acknowledgment Agreement” Any acknowledgment agreement relating to the Mortgage Servicing Rights, in whole or in part, entered into among the Seller, the Purchaser, the Agency and a lender in connection with an Approved Leverage Facility.

“Agency Eligibility Requirements” With respect to the Seller, Seller is approved by the Agency as a seller/servicer in good standing.

“Agency Requirements” The applicable rules, regulations, announcements, notices, directives and instructions of the Agency, including, without limitation, the applicable requirements of the Guide and all exhibits, schedules, amendments and supplements thereto.

“Agency Subordination of Interest Agreement” The Subordination of Interest Agreement, dated as of [__], 2023, by and among the Agency, the Seller and the Purchaser, in form and substance reasonably acceptable to such Purchaser, pursuant to which, the Agency consents to, among other things, the sale of the True Excess Spread to Purchaser pursuant to this Agreement.

“Agreement” The meaning given to such term in the preamble hereof.

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“Agreement Date” The meaning given to such term in the preamble hereof.

“Ancillary Income” All incidental income (such as late fees, assignment transfer fees, returned check fees, special services fees, forbearance fees, amortization schedule fees, amount paid to the Seller, as servicer, in respect of the CARES Act, HAMP fees, modification, forbearance and incentive income, float income, and any interest or earnings on funds deposited in an account maintained by the Seller as servicer with respect to the Mortgage Loans in any MSR Package, etc.) that are supplemental to the Servicing Spread payable to the servicer pursuant to the Servicing Agreement.

“Applicable Law” With reference to any Person, all laws (including common law), statutes, regulations, ordinances, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any Governmental Authority applicable to such Person or its property or in respect of its operations.

“Applicable Requirements” As of the time of reference and as applicable, (i) the terms of the Mortgage Loan Documents, with respect to each Mortgage Loan, (ii) all federal, state and local laws, rules, regulations and ordinances applicable to the servicing of any Mortgage Loan or Mortgage Servicing Right at the relevant time and (iii) the applicable Agency Requirements.

“Approved Leverage Facility” means a financing of the Mortgage Servicing Rights and the True Excess Spread approved by the Agency and the Purchaser in its sole discretion.

“Bank” A financial institution mutually agreed upon by the Parties or any successor thereto, each in its capacity as “Bank” under the Distribution Account Control Agreement or any third party custodian or trustee in a similar capacity under any replacement account control agreements.

“Base Servicing Fee” With respect to any Collection Period, an amount equal to the product of (A) the aggregate outstanding principal balance of the related Mortgage Loans as of the related Measurement Date, (B) the Base Servicing Fee Rate and (C) (i) in the case of the initial Collection Period, a fraction, the numerator of which is the number of days in the period from and including the Cut-off Date to and including the last day of the initial Collection Period, and the denominator of which is three hundred sixty (360), and (ii) in the case of all other Collection Periods, one- twelfth (1/12).

“Base Servicing Fee Rate” With respect to each MSR Package, the fixed number of basis points set forth in the MSR Package Confirmation. For the avoidance of doubt, the Base Servicing Fee and any accrued and unpaid Base Servicing Fee shall be retained by the Seller prior to any deposit of monies into the Distribution Account, and the Base Servicing Fee Rate shall never be less than 0.125% or 12.5 basis points (.00125).

“Business Day” Any day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the States of Indiana, New Jersey or New York are authorized or obligated by law or by executive order to be closed or (c) such other days as agreed upon by the Parties.

“CARES Act” The Coronavirus Aid, Relief, and Economic Security Act of 2020.

3

“Change of Control” Either (i) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) shall become the direct or indirect owner of 51% of the then outstanding voting power of Seller’s voting equity interests or (ii) any transaction or event as a result of which [______] ceases to own, directly or indirectly, more than 51% of the stock of the Seller.

“Closing Date” With respect to each transfer and sale of the True Excess Spread relating to any MSR Package as contemplated hereunder, the Business Day following the date on which all conditions precedent to the transfer and sale of such True Excess Spread required pursuant to this Agreement have been satisfied or waived. The Closing Date with respect to the True Excess Spread relating to any given MSR Package shall be set forth in the related MSR Package Confirmation.

“Code” The Internal Revenue Code of 1986, as amended from time to time. “Collateral” The meaning given to such term in Section 2.02.

“Collection Period” With respect to any Distribution Date (other than the initial Distribution Date) and the Mortgage Loans included in any MSR Package, the calendar month preceding the month in which such Distribution Date occurs. With respect to the initial Collection Period, the period from the Cut-off Date to end of the calendar month preceding the month in which such Distribution Date occurs.

“Convenience Appointment Right” The meaning given to such term in Section 7.14(b).

“Credit File” Those documents, which may be originals, copies or electronically imaged, pertaining to each Mortgage Loan, held by or on behalf of Seller in connection with the servicing of the Mortgage Loan, which may include Mortgage Loan Documents and the credit documentation relating to the origination of such Mortgage Loan.

“Custodian” With respect to any Mortgage Loans, the custodian of the related Credit Files or any part thereof identified by the Seller to the Purchaser in writing on or prior to the initial Closing Date and identified in the related MSR Package Confirmation, as the Credit File may be amended and supplemented from time to time by the Seller by providing a written notice of any such update to the Purchaser.

“Cut-off Date” With respect to any MSR Package, the date set forth in the related MSR Package Confirmation.

“Data File” The data tape that Seller receives with respect to any Mortgage Loans in an MSR Package from the applicable Person which the Seller acquires the related Mortgage Servicing Rights, redacted as necessary to remove any borrower identifying information, including the following data items for each Mortgage Loan, in each case, to the extent provided by such Person:

(a)	Loan Number
(b)	Loan Type

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(c)	Net Servicing Fee
(d)	Note Rate
(e)	UPB Current
(f)	UPB Original
(g)	Property value
(h)	Purpose
(i)	Lock Date
(j)	First Payment Date
(k)	Age
(l)	Property Occupancy
(m)	Loan to Value
(n)	CLTV
(o)	Loan Escrow
(p)	Escrow Adv
(q)	Escrow Bal
(r)	T&I Amount
(s)	P&I Amount
(t)	Property Type
(u)	Property State Code
(v)	Fico Current
(w)	Fico Original
(x)	Loan Maturity Date
(y)	Loan Term
(z)	REFI_TYPE
(aa)	FIXED_OR_ARM
(bb)	PRODUCT_TYPE
(cc)	Remit Type
(dd)	Payment History
(ee)	Forbearance Flag
(ff)	30 Day Dq
(gg)	60 Day Dq
(hh)	90 Day Dq
(ii)	120 Day Dq

“Distribution Account” The account specified in the Distribution Account Control Agreement and maintained by the Bank into which all True Excess Spread in respect of the Mortgage Loans, MSR Repurchase Prices, EPD/EPO Amounts and all MSR Successor Proceeds shall be deposited.

“Distribution Account Control Agreement” The deposit account control agreement, dated as of [__], 2023, by and among the Seller, the Purchaser and the Bank, as bank, entered into with respect to the Distribution Account, or any replacement agreement thereto.

“Distribution Date” The twentieth (20th) day of each month, or if such day is not a Business Day, the following Business Day, which for any MSR Package shall begin in the month following the related Closing Date. The initial Distribution Date for each MSR Package shall be set forth in the related MSR Package Confirmation.

5

“EPD/EPO Amount” Any amounts received by Seller from the Loan Seller in connection with any early payment default or early pay-off pursuant to the terms of the MSR Purchase Agreement.

“Fannie Mae” The Federal National Mortgage Association or any successor thereto.

“Fannie Mae Selling Guide” The Fannie Mae Single Family Selling Guide and any related announcements, directives and correspondence issued by Fannie Mae.

“Fannie Mae Servicing Guide” The Fannie Mae Single Family Servicing Guide and any related announcements, directives and correspondence issued by Fannie Mae.

“Funding Schedule” With respect to each MSR Package, the schedule attached as Annex B to the related MSR Package Confirmation.

“GAAP” Generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

“Governmental Authority” With respect to any Person, any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its subsidiaries or any of its properties.

“Grant” To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over or confirm.

“Guide” Collectively, the Fannie Mae Servicing Guide and the Fannie Mae Selling Guide, each as amended, restated or supplemented from time to time by the Agency.

“HAMP” The U.S. Department of the Treasury’s Home Affordable Modification Program. “Holder Register” The meaning given to such term in Section 11.17(b).

“Lien” Any mortgage, deed of trust, pledge, hypothecation, collateral assignment, charge, deposit, arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement.

“Loan Seller” means a seller of Mortgage Servicing Rights.

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“Loss” or “Losses” Any and all direct, actual and out-of-pocket losses (including any loss in the value in the True Excess Spread (other than any loss in the value of the True Excess Spread with respect to any modification by the Seller of a Mortgage Loan pursuant to the terms of such Mortgage Loan or the Servicing Agreement)), damages, deficiencies, claims, costs or expenses, including reasonable attorneys’ fees and disbursements, excluding (i) any amounts attributable to or arising from overhead allocations, general or administrative costs and expenses, or any cost for the time of any Party’s employees, (ii) consequential losses or damages consisting of speculative lost profits, lost investment or business opportunity, damage to reputation or operating losses (it being understood that, for the avoidance of doubt, the amount of the value of True Excess Spread lost due to the termination of the related Mortgage Servicing Rights by the Agency for cause, shall not be considered consequential losses or damages for purposes of this definition), or (iii) punitive or treble damages; provided, however, that the exclusions set forth in clauses (ii) or (iii) above do not apply if and to the extent any such amounts are actually incurred in payment to a third party or government entity.

“Measurement Date” With respect to any Collection Period, the first day of such Collection Period.

“MI” Insurance provided by private mortgage insurance companies to make payments on certain Mortgage Loans in the event that the related Mortgagor defaults in its obligation in respect of the Mortgage.

“Monthly Report” The meaning given to such term in Section 7.04.

“Mortgage” Each of those mortgages, deeds of trust, security deeds or deeds to secure debt creating a first lien on or an interest in real property securing a Mortgage Note and related to a Mortgage Loan.

“Mortgage Loan” Each of those residential mortgage loans owned, guaranteed or securitized by the Agency listed on the Schedule of Mortgage Loans.

“Mortgage Loan Documents” With respect to each Mortgage Loan, the documents and agreements related to such Mortgage Loan required to be held by the applicable Custodian, including, without limitation, the original Mortgage Note, and any other documents or agreements evidencing and/or governing such Mortgage Loan.

“Mortgage Note” With respect to any Mortgage Loan, the note or other evidence of indebtedness of the Mortgagor, thereunder, including, if applicable, an allonge and lost note affidavit.

“Mortgage Servicing Rights” With respect to each MSR Package, the indivisible, conditional, non-delegable right and responsibility of Seller to perform servicing with respect to the related Mortgage Loans pursuant to the Servicing Agreement, including any and all of the following if and to the extent provided therein: (a) all rights and obligations to service a Mortgage Loan; (b) all rights to receive servicing fees, Ancillary Income, reimbursements or indemnification for servicing the Mortgage Loans, and any payments received in respect of the foregoing and proceeds thereof; (c) the right to collect, hold and disburse escrow payments or other payments with respect to the Mortgage Loans (but not the funds actually collected with respect thereto, being the property of the Mortgagor, the expected payee or the Agency) and to receive interest income on such amounts to the extent permitted by Agency Requirements and Applicable Law; (d) all accounts, including any custodial accounts or escrow accounts, and other rights to payment related to any of the property described in this paragraph; (e) possession and use of any and all Credit Files and Servicing Files or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; (f) to the extent applicable, all rights and benefits relating to the direct solicitation of the related Mortgagors for refinance or modification of the Mortgage Loans and attendant right, title and interest in and to the list of such Mortgagors and data relating to their respective Mortgage Loans; and (g) all rights, powers and privileges incident to any of the foregoing.

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“Mortgagor” An obligor under a Mortgage Loan.

“MSR Package” The Mortgage Servicing Rights related to the True Excess Spread sold to the Purchaser pursuant to a MSR Package Confirmation or Section 2.01.

“MSR Package Confirmation” With respect to each MSR Package, that certain purchase confirmation substantially in the form of Exhibit A hereto, executed by the Seller and the Purchaser in their sole discretion in connection with the sale of the True Excess Spread related to the Mortgage Servicing Rights included in such MSR Package, setting forth the terms relating thereto, including the related supplement to the Schedule of Mortgage Loans (or, in the case of the first MSR Package, the initial Schedule of Mortgage Loans), the Purchase Price Percentage, the Purchase Price, the True Excess Spread Rate, the Base Servicing Fee Rate, the Closing Date, the Cut-off Date, the Custodian, the initial Distribution Date, the prepayment and default assumptions (expressed as percentages of CPR and CDR) and the other items set forth therein.

“MSR Repurchase Price” As defined in Section 2.01(c).

“MSR Purchase Agreement” With respect to any Mortgage Loans, any agreement to purchase mortgage servicing rights, entered into by the Seller or its Affiliates and the related MSR Seller.

“MSR Seller” with respect to any MSR Package, the seller party to the applicable MSR Purchase Agreement.

“MSR Successor Proceeds” Any proceeds received by the Seller or the Purchaser in connection with the sale of the Mortgage Servicing Rights and appointment of a successor servicer as servicer of the Mortgage Loans, including in connection with the exercise by the Purchaser of the Servicer Appointment Right pursuant to Section 7.14. In the event that consideration for any such sale and appointment relates to mortgage loans in addition to the Mortgage Loans, “MSR Successor Proceeds” shall be equal to the pro rata amount of such consideration, based upon the proportionate market value of the Mortgage Servicing Rights of the affected Mortgage Loans in relation to the market value of the mortgage servicing rights of all affected mortgage loans of Seller as to which MSR Successor Proceeds were received (calculated in accordance with the method in which such MSR Successor Proceeds are calculated).

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“Opinion of Counsel” One or more written opinions, in form and substance reasonably satisfactory to the recipient, of an attorney at law admitted to practice in any state of the United States or the District of Columbia.

“Party” or “Parties” The meaning given to such term in the preamble hereof.

“Permitted Liens” Liens in favor of, or ownership interest of, the Agency pursuant to the Guide and/or the Servicing Agreement.

“Person” Any individual, partnership, corporation, limited liability company, limited liability partnership, business entity, joint stock company, trust, business trust, unincorporated organization, association, enterprise, joint venture, government, any department or agency of any government or any other entity of whatever nature.

“Purchase Price” An amount equal to the product of (a) the Purchase Price Percentage and (b) the aggregate actual outstanding principal balance of the Mortgage Loans as of the related Cut-off Date.

“Purchase Price Percentage” With respect to each Mortgage Loan, as set forth in the related MSR Package Confirmation.

“Purchaser” The meaning given to such term in the preamble hereof.

“Purchaser Indemnitees” The meaning given to such term in Section 10.01(a).

“Purchaser Third Party Claim” The meaning given to such term in Section 10.01.

“Recaptured Mortgage Loan” The meaning given to such term in Section 2.01.

“Related Escrow Accounts” Mortgage Loan escrow/impound accounts maintained by Seller relating to the Mortgage Servicing Rights, including accounts for buydown funds, real estate taxes and MI, flood and hazard insurance premiums.

“Repurchase Price” With respect to any Recaptured Mortgage Loan described in Section 2.01(b), an amount equal to the Purchase Price Percentage multiplied by the unpaid principal balance of such Mortgage Loan, as of the related refinancing date or the date such mortgage loan is recaptured by Seller, as applicable.

“Requirement of Law” As to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Schedule of Mortgage Loans” The list of mortgage loans whose True Excess Spread has been sold to Purchaser pursuant to this Agreement (including any Recaptured Mortgage Loans whose True Excess Spread has been sold to Purchaser pursuant to this Agreement) as maintained by Seller and updated from time to time as Exhibit B hereto.

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“Securities Act” U.S. Securities Act of 1933, as amended

“Seller” The meaning given to such term in the preamble hereof.

“Seller Financial Covenants” (i) Seller shall maintain a tangible net worth (as calculated in accordance with GAAP) of the greater of (x) tangible net worth required by Agency Requirements and (y) $5,000,000 with respect to each financial quarter; and (ii) Seller shall not have losses with respect to tangible net worth (as calculated in accordance with GAAP) in more than three consecutive financial quarter.

“Seller Indemnitees” The meaning given to such term in Section 10.02.

“Seller Insolvency Event” Any of the following:

(i) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of thirty (30) days; or

(ii) the Seller shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(iii) the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any association or company action in furtherance of the foregoing.

“Seller Material Adverse Change” (i) Any event that, individually or in the aggregate, has a material and adverse effect on (a) the True Excess Spread being sold on the related Closing Date resulting from (x) the Seller’s breach of this Agreement or (y) any act, error or omission of the Seller in the servicing of mortgage loans serviced by it or (b) the ability of the Seller as servicer to perform its obligations under the Transaction Documents in accordance Applicable Requirements, (ii) any failure by Seller to comply with the Agency Eligibility Requirements, or (iii) any material breach by the Seller of any of its representations and warranties set forth in this Agreement; provided, that, in any case, the Seller shall be provided with a thirty (30) day cure period beginning upon the occurrence of such Seller Material Adverse Change.

“Seller Third Party Claim” The meaning given to such term in Section 10.02.

“Servicer” Greenway Mortgage Funding Corp.

“Servicer Appointment Right” The meaning given such term in Section 7.14(b).

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“Servicing” The responsibilities, with respect to servicing the Mortgage Loans, under the Servicing Agreement.

“Servicing Agreement” The “Fannie Mae Lender Contract” as defined in Section 11.21 of this Agreement.

“Servicing File” Those documents, which may be originals, copies or electronically imaged, pertaining to each Mortgage Loan created and/or maintained by the Seller solely for purposes of Servicing that Mortgage Loan, including copies of the Mortgage, Mortgage Note, cooperative mortgage loan-related document, or modification documents with respect thereto, but otherwise does not include documents in the Credit Files.

“Servicing Spread” With respect to any Mortgage Loan, the total fee for performance of the servicing function, calculated using the Servicing Spread Rate and the outstanding principal balance of the Mortgage Loans, and derived from the Mortgage Servicing Rights, but for the avoidance of doubt, excluding all Ancillary Income and reimbursements received for Advances and other out-of-pocket expenditures from the Agency by the Seller in accordance with the Servicing Agreement.

“Servicing Spread Collections” For each Collection Period, the funds collected on the Mortgage Loans and allocated as the Servicing Spread payable to Seller as servicer of the Mortgage Loans with respect to such Collection Period pursuant to the Servicing Agreement, other than Ancillary Income and, for the avoidance of doubt, other than reimbursements received for Advances and other out-of-pocket expenditures from the Agency by Seller in accordance with the Servicing Agreement.

“Servicing Spread Rate” With respect to any Mortgage Loan and an MSR Package, the specified number of basis points payable to the Seller as servicer under the Servicing Agreement with respect to such Mortgage Loan.

“Solvent” With respect to any Person as of any date of determination, (a) the value of the assets of such Person is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as determined in accordance with GAAP, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subservicer” With respect to each MSR Package, Valon, or any other subservicer, approved pursuant to Section 7.11 hereof, as set forth in the related MSR Package Confirmation.

“Subservicer Acknowledgment” A subservicer acknowledgment related to such Subservicing Agreement executed by the Subservicer, the Seller and the Purchaser.

“Subservicing Agreement” A subservicing agreement between the Seller and the Subservicer.

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“Termination Fees” Any fees paid by the Agency to the Seller due to a termination by the Agency of Seller as servicer with respect to some or all of the Mortgage Loans.

“Termination With Cause” With respect to all or any part of the Mortgage Servicing Rights, a termination, in whole or in part, of the Servicing Agreement for cause under the Applicable Requirements, including, without limitation, a termination resulting from Purchaser’s exercise of the Servicer Appointment Right.

“Third Party Assignee” The meaning given to such term in Section 11.17.

“Third Party Assignment” The meaning given to such term in Section 11.17.

“Third Party Spread Agreement” The meaning given to such term in Section 11.17.

“Transaction Documents” This Agreement, the Agency Agreements and each MSR Package Confirmation.

“True Excess Spread” The rights of Seller related to the Mortgage Loans, severable from each (and all) of the other rights under the applicable Servicing Agreements, to the Servicing Spread minus the applicable Base Servicing Fees.

“True Excess Spread Rate” With respect to each Mortgage Loan, as set forth in the related MSR Package Confirmation.

“UCC” The Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

“Valon” Valon Mortgage, Inc.

“Valuation Agent” Bluewater Technologies Group, Inc., or any other entity mutually agreed upon by the Parties.

Section 1.02 General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

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(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f) reference to and the definition of any document (including this Agreement) shall be deemed a reference to such document as it may be amended or modified from time to time; and

(g) the term “include” or “including” shall mean without limitation by reason of enumeration.

ARTICLE II

PROCEDURES; ITEMS TO BE DELIVERED

Section 2.01 Sale of True Excess Spread.

(a) Subject to, and upon the terms and conditions of this Agreement, with respect to each MSR Package, on the related Closing Date, the Seller will sell, transfer and assign to Purchaser, and Purchaser will acquire from Seller, all of Seller’s right, title and interest in and to the True Excess Spread and all proceeds thereof with respect to the Mortgage Loans but not including any other rights under the Servicing Agreement.

(b) In the event a Mortgage Loan is refinanced by the Seller into a Fannie Mae security or loan program, Seller shall sell, transfer and assign to the Purchaser, and Purchaser will acquire from Seller, as of the related refinancing date, all of Seller’s right, title and interest in and to the True Excess Spread and all proceeds thereof with respect to such refinanced mortgage loan or, subject to the express terms of the Agency Subordination of Interest Agreement, another substantially similar mortgage loan (each such Mortgage Loan, a “Recaptured Mortgage Loan”), for no additional consideration. If Seller refinances a Mortgage Loan and does not produce a Recaptured Mortgage Loan as a result, (i) Seller shall pay Purchaser the Repurchase Price allocable to such Mortgage Loan, and (ii) Seller may sell, transfer and assign the related Mortgage Servicing Rights to such refinanced mortgage loan to any Person and Seller shall be entitled to the proceeds of such sale.

(c) In the event any Mortgage Servicing Right with respect to a Mortgage Loan is repurchased by the Seller or a prior owner thereof, the Seller shall remit the applicable proceeds actually received from such seller or prior owner, as applicable, with respect to such Mortgage Servicing Right net of (i) any deboarding fees and other amounts due to the applicable Subservicer, and (ii) the Seller’s reasonable out-of-pocket costs and expenses associated with such repurchase (the “MSR Repurchase Price”) to the Distribution Account for distribution on the next Distribution Date. The Servicer shall pursue commercially reasonable remedies against any prior owner available for breach under any MSR Purchase Agreement, as directed by and at the cost of the Purchaser. The Servicer shall notify the Purchaser of any breaches by the seller under any MSR Purchase Agreement of which it becomes aware.

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Section 2.02 Grant of Security Interests.

In order to secure Seller’s obligations to deliver the True Excess Spread for the related Mortgage Loans and perform its obligations hereunder, and subject and subordinate in all respects to all rights, provisions and prerogatives of the Agency under the Servicing Agreements and the Agency Agreements, Seller hereby Grants to Purchaser a valid and continuing first priority and perfected Lien on and security interest in all of Seller’s right, title and interest in (i) the True Excess Spread and (ii) the Distribution Account, together with all amounts deposited therein from time to time, all financial assets credited thereto from time to time and all securities entitlements related thereto and all cash and non-cash proceeds thereof, whether now owned or existing or hereafter acquired or arising (collectively, the “Collateral”).

Section 2.03 Items to be Delivered on the Agreement Date.

On the Agreement Date, each of Seller and Purchaser shall deliver or cause to be delivered duly executed copies of the following documents to which they are a party or for which they are otherwise responsible as set forth below:

(a) This Agreement, and

(b) All agreements, certificates, opinions and instruments required to be delivered pursuant to this Agreement on the Agreement Date.

Section 2.04 Items to be Delivered on each Closing Date.

(a) On the initial Closing Date, subject to the satisfaction of the terms and conditions herein, each of Seller and Purchaser shall deliver or cause to be delivered duly executed copies of the following documents to which they are a party or for which they are otherwise responsible:

(i) the related MSR Package Confirmation and Data File;

(ii) the Agency Agreements, as applicable;

(iii) an Opinion of Counsel of Seller, reasonably acceptable to Purchaser, regarding due authorization, authority, and enforceability of the applicable Transaction Documents to which Seller is a party, and regarding no conflicts with other material Seller agreements;

(iv) an Opinion of Counsel of Seller, reasonably acceptable to Purchaser, regarding the true sale of and perfection of the assignment of the True Excess Spread to the Purchaser and the security interest granted hereunder;

(v) the Distribution Account Control Agreement related to the security interest in the Distribution Account;

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(vi) the Subservicer Acknowledgment;

(vii) the Subservicing Agreement;

(viii) the MSR Purchase Agreement (if applicable);

(ix) a certificate of good standing of Seller dated as of a date within five (5) Business Days prior to the initial Closing Date to be delivered by Seller;

(x) a secretary’s certificate of Seller attaching its organizational documents, board resolutions and an incumbency certificate;

(xi) a duly executed corporate certificate of Seller required by Section 8.06 dated as of the initial Closing Date;

(xii) a duly executed corporate certificate of Purchaser required by Section 9.05 dated as of the initial Closing Date;

(xiii) a certificate of good standing of Purchaser, dated as of a date within five (5) Business Days prior to the initial Closing Date to be delivered by Purchaser;

(xiv) a UCC-1 financing statement relating to the security interest of Purchaser in the True Excess Spread and the Distribution Account, in form and substance reasonably acceptable to the Purchaser; and

(xv) a secretary’s certificate of Purchaser attaching its organizational documents, board resolutions and incumbency certificates.

(b) On each subsequent Closing Date, subject to the satisfaction of the terms and conditions herein, each of Seller and Purchaser shall deliver or cause to be delivered duly executed copies of the following documents to which they are a party or for which they are otherwise responsible:

(i) the related MSR Package Confirmation and any other agreements, certificates or instruments as may reasonably be required on such Closing Date;

(ii) a duly executed corporate certificate of Seller required by Section 8.06 dated as of such Closing Date; and

(iii) a duly executed corporate certificate of Purchaser required by Section 9.05 dated as of such Closing Date.

(c) With respect to each MSR Package, on the related Closing Date, subject to the satisfaction of the terms and conditions herein:

(i) Purchaser shall remit to Seller the related Purchase Price as described in Section 3.01; and

(ii) ownership of the related True Excess Spread with respect to the applicable Mortgage Loans shall be transferred to Purchaser.

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ARTICLE III

PAYMENTS AND DISTRIBUTIONS

Section 3.01 Purchase Price.

With respect to each MSR Package, in consideration for the purchase of the True Excess Spread for the related Mortgage Loans, and upon the terms and conditions of this Agreement, including the related MSR Package Confirmation and the Funding Schedule attached as Annex B thereto, Purchaser, or Purchaser’s designee on behalf of the Purchaser, shall pay to Seller, or to the Loan Seller with respect to the applicable MSR Purchase Agreement, an amount equal to the related Purchase Price pursuant to the terms and payment schedule set forth in the MSR Purchase Agreement. As additional consideration for the purchase of the True Excess Spread for the Mortgage Loans relating to any MSR Package, the Seller agrees to sell and the Purchaser agrees to purchase the True Excess Spread for any related Mortgage Loan that becomes a Recaptured Mortgage Loan.

The Purchase Price shall be payable by the Purchaser (or the Purchaser’s designee) to the Seller (or to the Loan Seller pursuant to the applicable MSR Purchase Agreement) on the related Closing Date, but shall not be duplicative of the Purchase Price already paid for the True Excess Spread associated with the Recaptured Mortgage Loan.

Section 3.02 Payments by Purchaser; Adjustments.

(a) Payments shall be made by Purchaser to Seller by wire transfer of immediately available funds to an account designated by Seller.

(b) If, subsequent to the payment of the Purchase Price or the payment of any other amounts due hereunder to either party, the outstanding principal balance of any related Mortgage Loan is found to be in error, or if for any reason the Purchase Price or such other amounts is found to be in error, the party benefiting from the error shall pay an amount sufficient to correct and reconcile such Purchase Price or other amount and shall provide a reconciliation statement and other such documentation to reasonably satisfy the other party concerning the accuracy of such reconciliation. Such amounts shall be paid by the proper party within ten (10) Business Days from receipt of satisfactory written verification of amounts due.

Section 3.03 Collection of Monies; Accounts.

The Seller shall maintain the Distribution Account with the Bank for the purpose of receiving and disbursing all True Excess Spread, MSR Repurchase Prices, EPD/EPO Amounts and MSR Successor Proceeds. Payment of all True Excess Spread, Termination Fees (if any) and allocable MSR Repurchase Prices, if any, and MSR Successor Proceeds, if any (for distribution on the next Distribution Date), and any EPD/EPO Amounts received on and after the Closing Date shall be deposited in the Distribution Account within two (2) Business Days of receipt and identification thereof and in any event, within three (3) Business Days of receipt thereof. For the avoidance of doubt, the Seller shall retain for itself the Base Servicing Fee and any accrued and unpaid Base Servicing Fee from the Servicing Spread Collections and shall not deposit the Base Servicing Fee and any accrued and unpaid Base Servicing Fee into the Distribution Account.

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The Distribution Account will be established with the Bank for the sole purpose of receiving and disbursing all True Excess Spread with respect to the Mortgage Loans, MSR Repurchase Price, EPD/EPO Amounts and MSR Successor Proceeds. The Distribution Account will be established pursuant to the Distribution Account Control Agreement. So long as permitted under the Distribution Account Control Agreement, Seller may direct the disposition of funds in the Distribution Account strictly in accordance with Section 3.04. Each of the Seller and the Purchaser shall remit or cause to be remitted any MSR Successor Proceeds or MSR Repurchase Prices received by such party after the related Cut-off Date, directly to the Distribution Account. The Seller agrees to take all actions reasonably necessary, including the filing of appropriate financing statements, to protect the Purchaser’s interest in the Distribution Account.

Any MSR Successor Proceeds from the Agency shall be determined as set forth in the Servicing Agreement and the Agency Agreements. Seller shall request that the Agency remit any MSR Successor Proceeds to the Distribution Account, subject to the terms of the Agency Agreements.

If any amounts are deposited into the Distribution Account in error, the Seller (or the Purchaser on the Seller’s behalf upon receiving notice of such error) shall promptly remove such amounts from the Distribution Account and pay such amounts by wire transfer to such account or accounts as the Seller may direct in writing.

Section 3.04 Distributions.

Notwithstanding anything contained in this Agreement or in any other agreement to the contrary, the parties hereto acknowledge and agree that any accrued and unpaid Base Servicing Fee and the Base Servicing Fee then due for the immediately preceding Collection Period shall be paid (or retained) prior to the payment of any other amounts set forth in this Section. Seller shall direct the Bank to apply the monies in the Distribution Account (other than any MSR Successor Proceeds therein and net of any fees and expenses payable to the Bank pursuant to the Distribution Account Control Agreement) to the Purchaser, as directed by the Purchaser, to pay the True Excess Spread, Termination Fees (if any) and MSR Repurchase Prices (if any) respectively, distributable with respect to the related Collection Period for the Mortgage Loans and any unpaid amounts from prior Collection Periods.

If MSR Successor Proceeds are received in connection with a transfer of the Mortgage Servicing Rights or a portion thereof, amounts in the Distribution Account attributable to MSR Successor Proceeds shall be distributed, as applicable, to Seller and Purchaser as follows: first, to the payment of any deboarding fees and other amounts due to the applicable Subservicer(s) (except in the case of a Termination With Cause), second, to the reimbursement of any unpaid Advances, including to the repayment of any Advance Facility, third, to the Seller, all accrued and unpaid Base Servicing Fees and, unless the transfer related to a Termination With Cause, Seller’s reasonable out-of-pocket costs and expenses associated with such sale, and fourth, to Purchaser, all remaining MSR Successor Proceeds.

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In the event that any indemnity payments are then due and payable to a Seller Indemnitee attributable to the Purchaser pursuant to Section 10.02, prior to any distribution to the Purchaser pursuant to this Section 3.04, the Bank shall apply amounts then on deposit in the Distribution Account to pay any indemnity payments due and owing to the Seller prior to any distributions to the Purchaser pursuant to this Section 3.04.

All payments to the Purchaser or the Seller shall be made by wire transfer of immediately available federal funds to an account designated by the Purchaser or the Seller, as applicable.

Section 3.05 Payment to Seller of Base Servicing Fee and Accrued and Unpaid Base Servicing Fee.

Seller shall be entitled to retain the Base Servicing Fee and any accrued and unpaid Base Servicing Fee only to the extent funds are available therefor from the Servicing Spread Collections in accordance with Section 3.04. Under no circumstances shall Purchaser be liable to Seller for payment of the Base Servicing Fee. Seller shall at all times retain for its benefit the Base Servicing Fee, and shall not pay, set-over, pledge or encumber for the benefit of any third party, the Base Servicing Fee. The Seller shall be responsible for the costs and expenses relating to the Agency curtailments relating to the Seller conduct following the Closing Date and shall pay such costs and expenses (including any payments to the Subservicer) out of its Base Servicing Fee or otherwise from the Seller’s own funds, to the extent such curtailment was caused by the Seller’s failure to perform in accordance with the Servicing Contract. In no event shall the True Excess Spread be reduced by any amount due to the Subservicer.

Section 3.06 Intent and Characterization.

(a) Seller and Purchaser intend that the sale of the True Excess Spread pursuant to this Agreement and the related MSR Package Confirmation constitutes a valid true sale of the applicable portion of the True Excess Spread from Seller to Purchaser, conveying all rights and interests free and clear of any Lien other than Permitted Liens, subject and subordinate in all respects to the right, title and interest of the Agency, as set forth in the Agency Agreements.

(b) In the event (but only in the event) that the conveyance of the True Excess Spread is characterized by a court or Governmental Authority as security for a loan rather than a sale, Seller will be deemed to have granted to Purchaser, and Seller hereby grants to Purchaser, a valid and continuing first priority security interest in all of its right, title and interest in, to and under the True Excess Spread and all proceeds and products thereof as security for a loan in an amount equal to the applicable Purchase Price.

(c) With respect to each MSR Package, the Seller and the Purchaser intend and agree to treat and report the sale of the True Excess Spread as a sale under Section 1001 of the Code by the Seller and purchase by the Purchaser of a “stripped coupon” within the meaning of Section 1286(d)(3) of the Code and in accordance with Revenue Ruling 91-46, on which yield will accrue based on the assumption that the Mortgage Loans will be prepaid at constant prepayment rate (CPR) annually set forth in the related MSR Package Confirmation and the assumption that the Mortgage Loans will default at a constant default rate (CDR) annually set forth in the related MSR Package Confirmation.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as of the Agreement Date and each Closing Date (or as of the date specified below, as applicable):

Section 4.01 Due Organization and Good Standing.

Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Seller is qualified to transact business in each jurisdiction in which such qualification is deemed necessary to service the Mortgage Loans. Seller has, in full force and effect (without notice of possible suspension, revocation or impairment), all required permits, approvals, licenses, and registrations to conduct all activities in all states in which its activities with respect to the Mortgage Loans or the Mortgage Servicing Rights require it to be licensed, registered or approved in order to service the Mortgage Loans and own the Mortgage Servicing Rights, unless the failure to obtain such permits, approvals, licenses and registrations would not reasonably be expected to have a material adverse effect on Seller’s ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.

Section 4.02 Authority and Capacity.

Seller has all requisite corporate power, authority and capacity, subject to the approvals required pursuant to Section 4.03, to enter into this Agreement and each other Transaction Document to which it is a party and to perform the obligations required of it hereunder and thereunder. The execution and delivery of this Agreement and each other Transaction Document to which Seller is a party and the consummation of the transactions contemplated hereby and thereby have each been duly and validly authorized by all necessary corporate action. This Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by Seller. This Agreement constitutes, and each other applicable Transaction Document to which Seller is a party constitutes or will constitute, a valid and legally binding agreement of Seller enforceable in accordance with its terms, and no offset, counterclaim or defense exists to the full performance by Seller of this Agreement or such other Transaction Document, except as the same may be limited by bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally and by general equity principles.

Section 4.03 Seller Approvals.

On or prior to the related Closing Date, Seller will have obtained all necessary approvals and consents, including the consent of the Agency, to the sale of the applicable True Excess Spread.

Section 4.04 Title to the Mortgage Servicing Rights.

As of each Closing Date, Seller (i) is the lawful holder of the related Mortgage Servicing Rights, (ii) has the sole right and authority to transfer the True Excess Spread as contemplated hereby, (iii) is responsible for the maintenance of the Related Escrow Accounts and (iv) owns the related Mortgage Servicing Rights free and clear of any and all liens, charges, encumbrances, security interests and other similar items, in each case, subject and subordinate only to (x) the Agency’s rights pursuant to the Servicing Agreements and the Agency Agreements and (y) any security interest granted pursuant to any Approved Leverage Facility.

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Section 4.05 Effective Agreements.

The execution, delivery and performance of this Agreement and each other Transaction Document that has been executed by Seller, compliance with the terms hereof and thereof and the consummation of the transactions contemplated hereby and thereby did not, and will not, violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under its certificate of incorporation or bylaws, any instrument or agreement to which it is a party or by which it is bound or which affects the True Excess Spread, or any state or federal law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it or to the True Excess Spread, including Applicable Requirements.

Section 4.06 Seller/Servicer Standing.

The Seller is qualified to act as a servicer under, and meets all eligibility criteria required by, the Agency Requirements. Seller and each Subservicer is approved by the Agency as a seller/servicer in good standing. No event has occurred, including but not limited to a change in insurance coverage, which would make Seller or the related Subservicer unable to comply with Agency Eligibility Requirements applicable to it or which would require notification to the Agency. Furthermore, if at any time prior to the termination of this Agreement, the Seller is unable to comply with any of the Agency Eligibility Requirements, it shall immediately notify the Purchaser that it is no longer an approved seller/servicer of mortgage loans for the Agency. The Seller satisfies the minimum liquidity and capital requirements imposed by the Agency.

Section 4.07 Solvency.

Seller is Solvent and the sale of the True Excess Spread will not cause a Seller Insolvency Event. The sale of the True Excess Spread is not undertaken to hinder, delay or defraud any of the creditors of Seller. The consideration received by Seller upon the sale of the True Excess Spread constitutes fair consideration and reasonably equivalent value therefor.

Section 4.08 No Actions.

Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. There have not been commenced or, to the best of Seller’s knowledge, threatened, any action, suit or proceeding which will likely materially and adversely affect the consummation of the transactions contemplated by any Transaction Document.

Seller has no actual notice or reason to believe any such notice is pending or threatened, including any notice received from the Agency, other than in the normal course of Seller’s business, that circumstances exist that would result in Seller Material Adverse Change.

Section 4.09 Obligations with Respect to Servicing.

The Seller shall remain liable for all obligations to the Agency relating to acts and omissions with respect to servicing of each Mortgage Loan. All of the representations made by a Subservicer and the Seller pursuant to such Subservicing Agreement shall be true and correct in all respects.

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Section 4.10 Material Documents.

The Seller has provided the Purchaser with executed copies of all requested material agreements and documents, and any amendments thereto, relating to Seller’s acquisition of the Mortgage Servicing Rights and the servicing of the Mortgage Loans.

Section 4.11 Applicable Laws.

Each Mortgage Loan complies in all material respects with requirements of the Agency and Applicable Law that pertain to the servicing of the Mortgage Loans.

Section 4.12 Related Escrow Accounts.

All Related Escrow Accounts will be and have been maintained in accordance with Applicable Law and in accordance with the Servicing Agreement, and the terms of the related Mortgage Loans and other Mortgage Loan Documents and, except as to payments which are past due under Mortgage Notes, all balances required by the Mortgage Loans or other Mortgage Loan Documents that have been paid or are to be paid to the Seller for the account of the Mortgagors are on deposit in the appropriate Related Escrow Account.

Section 4.13 Accuracy of Servicing/Seller Information.

The information in the related Data File is true and correct in all material respects as of the date specified therein; provided that, if there is no date specified in the Data File, the information in such Data File is true and correct in all material respects as of each Closing Date. All information which the Seller has provided (or will provide in the future) to Purchaser, including information relating to the Seller’s identity, domicile and financial position is (or, if provided in the future, will be) accurate, complete and not misleading in any material respect.

Section 4.14 No Purchaser Responsibility.

The Purchaser shall have no responsibility, liability or other obligation whatsoever under the Servicing Agreement or with respect to any Mortgage Loan, or to make any advance thereunder, to pay any servicing fees thereunder or for repurchase or origination claims thereunder.

Section 4.15 No Breach of Servicing Agreement; No Accrued Liabilities.

As of the Agreement Date and each Closing Date, and subject to the performance of the Purchaser under this Agreement, Seller is and will be in full compliance with the Servicing Agreement and the Agency Requirements in all material respects. As of the Closing Date, there are no accrued liabilities of Seller with respect to the Mortgage Loans or the Mortgage Servicing Rights or circumstances under which any accrued liabilities would arise against Purchaser as purchaser of the True Excess Spread with respect to occurrences prior to the Closing Date.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES AS TO

THE TRUE EXCESS SPREAD

As further inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser, as of each Closing Date:

Section 5.01 Representations Concerning the True Excess Spread.

(a) Seller has not assigned, pledged, conveyed, or encumbered the True Excess Spread, the Mortgage Servicing Rights or the Collateral to any other Person (other than Permitted Liens) and immediately prior to the sale of the True Excess Spread on the related Closing Date and the grant of a security interest in the Collateral, Seller was the sole owner of the True Excess Spread, the Mortgage Servicing Rights and the Collateral and had good and marketable title thereto (subject and subordinate in all respects to the rights of the Agency pursuant to Section 11.21 of this Agreement), free and clear of all Liens (other than Permitted Liens), and no Person, other than Purchaser, has any Lien (other than Permitted Liens) on the True Excess Spread.

(b) The sale and grant of a security interest by the Seller to the Purchaser of and on the Collateral does not and will not violate any Requirement of Law, the effect of which violation is to render void or voidable such assignment.

(c) As contemplated under Section 3.06(b), upon the filing of a financing statement on Form UCC-1 naming the Purchaser as “Secured Party” and the Seller as “Debtor” in the recording offices listed on Exhibit G attached hereto and upon the execution and delivery by all parties thereto to enable Purchaser to perfect its security interest in such account by “control,” the sale and security interests granted hereunder in the Collateral will constitute a perfected first priority security interest under the UCC in all right, title and interest of the Seller in, to and under the Collateral. The Parties agree that any financing statement shall include the following language:

The security interest described in this financing statement is subordinate to all rights of Fannie Mae under (i) Agency Subordination of Interest Agreement [(ii) the Agency Acknowledgment Agreement] and (ii[i]) the Mortgage Selling and Servicing Contract, the Fannie Mae Selling Guide, the Fannie Mae Servicing Guide and all supplemental servicing instructions or directives provided by Fannie Mae, all applicable master agreements, recourse agreements, repurchase agreements, indemnification agreements, loss-sharing agreements, and any other agreements between Fannie Mae and the Debtor, and all as amended, restated or supplemented from time to time (collectively, the “Fannie Mae Lender Contract”), which rights include the right of Fannie Mae to terminate the Fannie Mae Lender Contract with or without cause and the right to sell, or have transferred, the Mortgage Servicing Rights.

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(d) The Purchaser has and will continue to have the full right, power and authority to pledge the Collateral, which may be further assigned without any requirement, in each case, subject only to the Agency’s rights.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER

As an inducement to Seller to enter into this Agreement, Purchaser represents and warrants to Seller as of the Agreement Date and each Closing Date (or as of the date specified below, as applicable):

Section 6.01 Due Organization and Good Standing.

Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is qualified to transact business in each jurisdiction in which such qualification is deemed necessary.

Section 6.02 Authority and Capacity.

Purchaser has all requisite limited partnership power, authority and capacity to enter into this Agreement and each other Transaction Document to which it is a party and to perform the obligations required of it hereunder and thereunder. The execution and delivery of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have each been duly and validly authorized by all necessary limited partnership action. This Agreement constitutes, and each other applicable Transaction Document to which Purchaser is a party constitutes or will constitute, a valid and legally binding agreement of Purchaser enforceable in accordance with its terms, and no offset, counterclaim or defense exists to the full performance by Purchaser of this Agreement or such other Transaction Document, except as the same may be limited by bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally and by general equity principles.

Section 6.03 Effective Agreements.

The execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party by Purchaser, its compliance with the terms hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under its certificate of limited partnership or limited partnership agreement or any instrument or agreement to which it is a party or by which it is bound, or any state or federal law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it, in each case which violation, conflict, breach or requirement would reasonably be expected to have a material adverse effect on Purchaser’s ability to perform its obligations under this Agreement and any other Transaction Document to which it is a party.

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Section 6.04 Sophisticated Investor; Required Disclosure.

Purchaser is a sophisticated investor and its decision to acquire the True Excess Spread is based upon Purchaser’s own independent experience, knowledge, due diligence and evaluation of this transaction. Purchaser has relied solely on such experience, knowledge, due diligence and evaluation and has not relied on any oral or written information provided by Seller other than the representations and warranties made by Seller herein. Purchaser has received the Agency Subordination of Interest Agreement and reviewed the same with its legal counsel, such that Purchaser is aware of the risks associated with a termination of Seller as an Agency approved servicer, with a termination of the Servicing Agreement in whole or in part, and with a termination of the Agency Agreements whereby the Purchaser’s rights to the True Excess Spread may be extinguished. Purchaser has made (and covenants to make in the future) adequate disclosures to all prospective participants and Third Party Assignees (as hereinafter defined) of the risks of the transactions contemplated by this Agreement and of the terms of the Agency Agreements. The Purchaser is not relying on Seller or any of its Affiliates with respect to any tax, legal or accounting advice in connection with the Purchaser’s decision to enter into this Agreement and no advice provided by Seller or its Affiliates has formed a basis for the decision to enter into this Agreement.1

Section 6.05 No Actions.

There shall not have been commenced or, to the best of Purchaser’s knowledge, threatened any action, suit or proceeding against the Purchaser that will likely materially and adversely affect the consummation of the transactions contemplated hereby.

Section 6.06 Purchaser’s Information.

All information which the Purchaser has provided (or will provide in the future) to Seller, including information relating to the Purchaser’s identity, domicile and financial position is (or, if provided in the future, will be) accurate, complete and not misleading in any material respect.

Section 6.07 No ERISA eligibility.

Any funds contributed by the Purchaser under this Agreement will not include or be deemed to include “plan assets” within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Section 6.08 Insolvency Notice.

The Purchaser agrees that it will provide prompt notice to Seller in the event that: the Purchaser makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, or is otherwise adjudged bankrupt or insolvent by a court of competent jurisdiction.

1 NTD: SOIA to be provided to Dentons for review.

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Section 6.09 No Equity Interest.

The Purchaser acknowledges and agrees that this Agreement does not grant the Purchaser an equity interest in Seller or any of its Affiliates.

Section 6.10 Restatement of Representations and Warranties.

The Purchaser shall promptly notify Seller (i) of any material changes regarding the information about the Purchaser in this Agreement or (ii) if any of the Purchaser’s representations or warranties in this Agreement is no longer true or accurate in all material respects. The Purchaser will be deemed to have reaffirmed, as of each Closing Date, each and every representation made, and all information provided, by the Purchaser pursuant to this Agreement.

ARTICLE VII

SELLER COVENANTS

Seller covenants and agrees as follows:

Section 7.01 Cooperation; Further Assurances.

Seller shall cooperate with and assist Purchaser, as reasonably requested, in carrying out the purposes of this Agreement. If Purchaser assigns all or any portion of the Collateral or its other rights under this Agreement to a Third Party Assignee, in accordance with [the Agency Subordination of Interest Agreement], Seller will cooperate and assist any Third Party Assignee in drafting and entering into a Third Party Spread Agreement in accordance with Section 11.17.

Section 7.02 Financing Statements.

The Seller hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in the jurisdictions and recording offices listed on Exhibit G attached hereto which the Purchaser has determined, in its reasonable discretion, is necessary or advisable to perfect the sale and the security interests granted in the True Excess Spread to the Purchaser in connection herewith. The Seller and the Purchaser agree that the following language shall be inserted in any and all financing statements to be filed in connection with this Agreement:

The security interest described in this financing statement is subordinate to all rights of Fannie Mae under (i) the terms and conditions of that certain Subordination of Interest Agreement with respect to the sale of the True Excess Spread, by and among Fannie Mae, Greenway Mortgage Funding Corp. (the “Debtor”) and Glassbridge Enterprises Inc., as secured party (the “Secured Party”) and (ii) the Mortgage Selling and Servicing Contract, the Fannie Mae Selling Guide, the Fannie Mae Servicing Guide and all supplemental servicing instructions or directives provided by Fannie Mae, all applicable master agreements, recourse agreements, repurchase agreements, indemnification agreements, loss-sharing agreements, and any other agreements between Fannie Mae and the Debtor, and all as amended, restated or supplemented from time to time (collectively, the “Fannie Mae Lender Contract”), which rights include the right of Fannie Mae to terminate the Fannie Mae Lender Contract with or without cause and the right to sell, or have transferred, the Mortgage Servicing Rights.

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Section 7.03 Supplemental Information.

To the extent not prohibited by the Servicing Agreement, from time to time after the initial Closing Date, Seller promptly shall furnish Purchaser with such incidental information, which is reasonably available to Seller without any expense, supplemental to the information contained in the documents and schedules delivered pursuant to this Agreement, as may reasonably be requested to monitor performance of the related Mortgage Loans and the payment of the True Excess Spread.

Section 7.04 Monthly Reports.

Seller shall deliver to the Purchaser no later than the 20th day of each month a report (each, a “Monthly Report”) with respect to the Mortgage Loans and the True Excess Spread in Microsoft Excel format and substantially in the form attached as Exhibit F hereto, or in such other form as shall be mutually agreed upon by the Seller and the Purchaser.

Within twenty (20) days after the end of each month or as soon thereafter as reasonably practicable, Seller shall deliver a report listing the valuations of each True Excess Spread related to the Mortgage Servicing Rights as determined by a Valuation Agent.

If any Recaptured Mortgage Loan was added to replace a refinanced Mortgage Loan during the previous calendar month, the Monthly Report shall identify each Recaptured Mortgage Loan and identify the rate at which True Excess Spread accrued on the refinanced Mortgage Loan immediately prior to the refinancing, the then-current rate at which True Excess Spread accrues on the new Recaptured Mortgage Loan, the amount by which the Base Servicing Fee increased, if any, with respect to such Recaptured Mortgage Loan, and the refinancing date for such Recaptured Mortgage Loan.

Section 7.05 Access to Information.

After the initial Closing Date, no more than twice annually (unless an event of default has occurred and is continuing) after the Agreement Date, at such times as are reasonably convenient to Seller, upon two (2) Business Days’ prior written notice, Purchaser or its designees may, in accordance with Applicable Law, conduct audits or visit and inspect (a) any of the related Servicing Files or places where such Servicing Files are located, to examine such Servicing Files, internal controls and procedures maintained by Seller and its agents, and take copies and extracts therefrom, and to discuss Seller’s affairs with its officers, employees and, upon notice to Seller, independent accountants and (b) the Seller’s servicing facilities for the purpose of satisfying the Purchaser that Seller, has the ability to service the Mortgage Loans related to each MSR Package in accordance with the standards set forth in the Servicing Agreement. Seller hereby authorizes its officers, employees and independent accountants to discuss with Purchaser the affairs of Seller specified in clauses (a) and (b) above. Any audit provided for herein will be conducted in accordance with Seller’s rules respecting safety and security on its premises, in accordance with applicable privacy and confidentiality laws and without materially disrupting operations.

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Section 7.06 Financial Statements; Reports; Notices.

(a) The Seller shall deliver to the Purchaser copies of the (i) Seller’s unaudited quarterly financial statements within forty-five (45) days following the end of each of the Seller’s fiscal quarters, (ii) unaudited annual financial statements within ninety (90) days of the end of each of the Seller’s fiscal years and (iii) audited financial statements the earlier of (A) the date such financial statements are made available to Seller or (B) the date that is one hundred fifty (150) days after the end of each of the Seller’s fiscal years.

(b) Seller shall promptly deliver to the Purchaser a copy of any of the following documents to the extent permitted by Applicable Law and the confidentiality provisions of the Servicing Agreement: (i) each of the following documents delivered by the Seller to the Agency pursuant to the Servicing Agreement: (a) all quarterly issue reports available by the Agency, (b) each independent public accountant’s annual audited financial report with respect to the Seller, (c) each report of compliance with respect to the Seller, and (d) each notice of event of default with respect to the Seller under the Servicing Agreement; (ii) any “notice of extinguishment” or “notice of default” delivered by the Agency to the Seller pursuant to the Servicing Agreement; and (iii) notice of any “supervisory agreement” between the Agency and the Seller and a copy of such agreement.

Section 7.07 Servicing Agreement.

Seller will service and shall cause the Subservicer to service the Mortgage Loans in accordance with Applicable Requirements and Accepted Servicing Practices and will perform its obligations in all material respects in accordance with the Servicing Agreement and Applicable Law. Without the express written consent of Purchaser (provided that Purchaser’s consent shall be conclusively presumed in all events where the Agency cancels, terminates or amends any Mortgage Servicing Rights, Servicing Agreements, or any other arrangements between Seller and Agency if the action is taken at the Agency’s direction or initiative), Seller shall not (a) cancel, terminate or amend any Mortgage Servicing Rights that would impair in any material respect the value of the interests or rights of the Purchaser hereunder, (b) expressly provide any required consent to any termination, amendment or modification of the Servicing Agreement that would impair in any material respect the value of the interests or rights of the Purchaser hereunder or enter into any other agreement or arrangement with the Agency, in each case, with respect to the Mortgage Servicing Rights and the Mortgage Loans, that would impair in any material respect the value of the interests or rights of the Purchaser hereunder, (c) waive any material default under or breach of the Servicing Agreement by the Agency with respect to the Mortgage Servicing Rights and the Mortgage Loans that that would impair in any material respect the value of the interests or rights of the Purchaser hereunder or (d) take any other action in connection with the Servicing Agreement that would impair in any material respect the value of the interests or rights of the Purchaser hereunder. The parties hereto acknowledge and agree that Agency shall be an express third party beneficiary of this provision.

Section 7.08 Transfer of Mortgage Servicing Rights.

Seller shall obtain the written consent of Purchaser prior to any assignment, transfer or sale of any of the Mortgage Servicing Rights. Notwithstanding the foregoing, if the Agency directs the Seller to assign, transfer or sell the Mortgage Servicing Rights to a replacement servicer (or consents to any such assignment, transfer or sale undertaken at the Agency’s direction or initiative), then Purchaser shall be conclusively deemed to have consented to the same without condition and without the need for further action. The Parties hereto acknowledge and agree that Agency shall be an express third party beneficiary of this provision.

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Section 7.09 Notification of Certain Events.

The Seller shall, promptly notify the Purchaser of (w) any Seller Insolvency Event, (x) any failure to satisfy any Agency Requirements or (y) any event, which with the passage of time, could reasonably be expected to result in a Seller Material Adverse Change or termination of any servicing agreement between the Seller and the Agency. Seller shall provide Purchaser with copies of any notices from the Agency of any breach, potential breach, default or potential default by Seller under the Servicing Agreement, and with copies of any notices from the Agency of any termination, potential termination or threatened termination of any Servicing Agreement entered into between Seller and the Agency. Seller shall provide Purchaser with respect to Mortgage Loans owned by Seller, copies of all material amendments to the Servicing Agreement promptly after execution thereof.

Section 7.10 Financial Covenants.

The Seller shall at all times comply with the Seller Financial Covenants.

Section 7.11 Subservicing.

The parties agree that each MSR Package shall be subserviced by the Subservicer identified in the related MSR Package Confirmation or a successor thereto approved by the Agency. The Seller may, with notice to the Purchaser, (i) appoint or change the Subservicer for any related Mortgage Servicing Rights, (ii) enter into or renew Subservicing Agreements with the Subservicer for any related Mortgage Servicing Rights, or (iii) amend or modify the terms of any Subservicing Agreement; provided, however, if any such action listed in subclauses (i), (ii) and (iii) could reasonably be expected to materially and adversely affect the value of the True Excess Spread, the Seller shall obtain the Purchaser’s prior written consent (such consent not to be unreasonably withheld).

Section 7.12 Data File; Schedule of Mortgage Loans.

The information in the Data File delivered to the Purchaser on each Closing Date will be true and correct in all material respects as of the date specified herein. The Seller shall maintain the Schedule of Mortgage Loans, which shall be updated as of each Closing Date.

Section 7.13 Refinancing of Mortgage Loans.

Subject to compliance with Section 2.01 regarding Recaptured Mortgage Loans, the Seller shall have the right to solicit the Mortgagor under any Mortgage Loan to refinance any such Mortgage Loan, in all cases subject to the requirements of the Servicing Agreement.

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Section 7.14 Servicer Appointment Right.

(a) Subject in all respects to the requirements of the Agency Agreements, at any time (i) following the occurrence of any Change of Control, (ii) following either a breach by Seller of this Agreement or the Servicing Agreement which materially and adversely affects the value of the True Excess Spread and the failure of the Seller to cure such breach within thirty (30) days after notice thereof (subject to an additional fifteen (15) day period if the Seller is diligently pursuing such cure), (iii) in the event that the Seller is terminated by the Agency as Agency seller/servicer or as servicer of a material portion of the Mortgage Servicing Rights, (iv) or any failure by the Seller to comply with the Agency Eligibility Requirements, or (v) following the occurrence of a Seller Material Adverse Change or a Seller Insolvency Event, the Purchaser shall have the right (the “Servicer Appointment Right For Cause”) to direct the Seller to transfer the ownership of the Mortgage Servicing Rights to the Purchaser’s designee. In such event, the Seller shall cooperate with the Purchaser and shall endeavor in good faith using commercially reasonable efforts (a) to seek Agency approval of the replacement servicer selected by the Purchaser and (b) to cause the transfer of servicing to the replacement servicer selected by the Purchaser and approved by the Agency; subject to payment to Seller from Purchaser, on or before the related transfer of servicing, of (i) any deboarding fees and other amounts which are due to the applicable Subservicer(s) pursuant to the applicable Subservicing Agreement with related Subservicer(s) and (ii) reimbursement of any Advances disbursed by Seller or Subservicer and not reimbursed to such applicable party, including to the repayment of any Advance Facilities related to any such Advances.

(b) At any time, subject to the prior consent of the Agency, the Agency Requirements and Applicable Law, the parties hereto agree that the Purchaser shall have the right (the “Convenience Appointment Right” and collectively with Servicer Appointment Right For Cause, the “Servicer Appointment Right”) to direct the Seller to seek to transfer ownership of all of the Mortgage Servicing Rights to the third party designee (a “Convenience Appointment”). In the event Purchaser desires to direct a Convenience Appointment, it shall provide the Seller with written notice thereof. Seller shall cooperate and facilitate the transfer of servicing to Purchaser’s designated transferee servicer as promptly as practicable. The parties hereto agree that the exercise of a Convenience Appointment shall be subject to the payment to the Servicer, on or before the related transfer of servicing, of (i) any deboarding fees and other amounts due to the applicable Subservicer(s) pursuant to the applicable Subservicing Agreement with related Subservicer(s), (ii) all accrued and unpaid Base Servicing Fees, (iii) all reasonable, unreimbursed costs and expenses paid by the Seller, (iv) reimbursement of any Advances disbursed by Seller or Subservicer and not reimbursed to such applicable party, including the repayment of any Advance Facility related to any such Advances, and (v) the Seller’s reasonable out-of-pocket costs and expenses associated with such transfer. The exercise of the Servicer Appointment Right shall be subject to and conditioned upon the payment in full from the MSR Successor Proceeds and/or by the Purchaser of all amounts owing pursuant to this Agreement without regard to the amount of the MSR Successor Proceeds.

(c) In case the Seller is terminated as Agency seller/servicer, Purchaser shall have the right to retain Valon as Subservicer but shall not have the right to transfer the Mortgage Servicing Rights to Valon without Valon’s consent.

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Section 7.15 Servicing Obligations.

(a) On and after the Agreement Date, the Seller shall pay, perform and discharge all liabilities and obligations relating to the servicing of the related Mortgage Loans, including all liabilities and obligations under the Mortgage Loan Documents, Applicable Law, Agency Requirements and the Servicing Agreement, and shall pay, perform and discharge all the rights, obligations and duties with respect to the Related Escrow Accounts as required by the Agency, the Agency Requirements, the Servicing Agreement, the Mortgage Loan Documents, all Applicable Law and in accordance with the MSR Purchase Agreement.

(b) Under no circumstances shall the Purchaser be responsible for the servicing acts and omissions of the Seller or any other servicer or any originator of the Mortgage Loans, or for any servicing related obligations or liabilities of any servicer in the Servicing Agreement or of any Person under the Mortgage Loan Documents, or for any other obligations or liabilities of the Seller or the Loan Seller.

(c) On and after the Closing Date, the Seller shall conduct quality control reviews of the servicing of the related Mortgage Loans in accordance with the industry standards and the requirements of the Agency. The Seller shall provide prompt written notice to Purchaser of (i) any material failure by Seller to comply with the terms of this Agreement or (ii) any material failure by the Seller or the Loan Seller to comply with the terms of the MSR Purchase Agreement.

(d) The Seller shall immediately notify the Purchaser if at any time prior to the termination of this Agreement, the Seller is unable to comply with any eligibility requirements pursuant to the Agency Requirements.

Section 7.16 Management Calls.

The Seller shall make its management team and other appropriate officers and employees available to the Purchaser, within a reasonable timeframe and based upon a reasonable frequency at the request of the Purchaser, to discuss by telephone the performance of the Mortgage Loans and the performance of the parties under the Transaction Documents.

Section 7.17 Timely Payment of Agency Obligations.

With respect to the Mortgage Loans, subject to timely fulfillment of obligations and performance by the Purchaser hereunder, the Seller shall pay all of its obligations to the Agency in a timely manner so as to avoid exercise of any right of set-off by the Agency against the Seller.

Section 7.18 Consents.

The Seller shall not terminate, amend, amend and restate, modify or waive any conditions or provisions of any Transaction Document without the express written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned. On or prior to the related Closing Date, Seller will have obtained all necessary approvals and consents, including the consent of the Agency, to the sale of the applicable True Excess Spread.

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Section 7.19 Limitations on Sale of Base Servicing Fee.

Seller shall not sell any portion of the Base Servicing Fee without receiving the express written consent of (i) the Purchaser (which consent may be withheld in its (a) reasonable discretion with respect to a sale of any portion of the Base Servicing Fee to any affiliate of the Seller and (b) absolute discretion with respect to a sale of any portion of the Base Servicing Fee to any non- affiliate third party) and (ii) the Agency.

Section 7.20 Existence, Etc.

The Seller shall:

(a) preserve and maintain its legal existence, good standing and all of its material licenses required to service the Mortgage Loans;

(b) comply with the requirements of all Applicable Laws, rules, regulations and orders of Governmental Authorities (including truth in lending and real estate settlement procedures) if failure to comply with such requirements could be reasonably likely (either individually or in the aggregate) to have a material adverse effect on its ability to perform its obligations hereunder or under any other Transaction Document;

(c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, and maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties, all contingencies, and all other reserves;

(d) not move its chief executive office or chief operating office from the addresses referred to in Exhibit G unless it shall have provided Purchaser not less than thirty (30) days’ prior written notice of such change;

(e) pay and discharge all material taxes, assessments and governmental charges or levies imposed on it or its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained. Seller and its subsidiaries shall file on a timely basis all federal, and material state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it;

(f) keep in full force and effect the provisions of its charter documents, by- laws, operating agreements or similar organizational documents in each case to the extent reasonably necessary to perform its obligations hereunder or under any other Transaction Documents;

(g) keep in full force and effect all agreements and instruments by which it or any of its properties may be bound and all applicable decrees, orders and judgments, in each case to the extent reasonably necessary to perform its obligations hereunder or under any other Transaction Document;

(h) maintain its status as an Agency approved seller/servicer; and

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(i) comply with its obligations under the Transaction Documents to which it is a party, and each other agreement entered into with the Agency.

Section 7.21 No Financing, Pledge or Lien.

Except with respect to an Approved Leverage Facility, the Seller shall not pledge, obtain financing for, or otherwise permit any Lien of any creditor of Seller to exist on, any portion of the Mortgage Servicing Rights or the Servicing Spread Collections; provided that the Seller may pledge Advances pursuant to an Advance Facility approved by the Purchaser. Seller shall not pledge or finance any mortgage servicing right (i) with an advance rate that is in excess of 55% solely at the time of such pledge or financing and/or (ii) to the extent that, after such borrowing, the advance rate (derived from the loan-to-value ratio or borrowing base test in the related credit agreement) for the mortgage servicing rights (on a pool-wide basis with respect to the mortgage servicing rights held by the Seller) is in excess of 55%; provided that, for the avoidance of doubt, there shall be no obligation to contribute funds to the Approved Leverage Facility to lower the related advance rate to less than 55%.

Section 7.22 Defense of Title.

The Seller warrants and will defend the right, title and interest of the Purchaser in and to the True Excess Spread against all adverse claims and demands subject to Permitted Liens.

Section 7.23 Solvency.

The Seller shall at all times meet remain Solvent.

Section 7.24 No Default on Material Debts.

The Seller shall not default under any material indebtedness of Seller.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser under this Agreement with respect to any MSR Package are subject to the satisfaction of the following conditions as of the related Closing Date:

Section 8.01 Correctness of Representations and Warranties.

The representations and warranties made by Seller in this Agreement and each other Transaction Document to which Seller is a party to be made on or prior to such Closing Date are true and correct in all material respects.

Section 8.02 Compliance with Conditions.

All of the terms, covenants, conditions and obligations of this Agreement and each other Transaction Document required to be complied with and performed by Seller on or prior to such Closing Date shall have been duly complied with and performed in all material respects.

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Section 8.03 No Material Adverse Change.

From the Agreement Date, there shall not have been any Seller Material Adverse Change or any change to Seller’s financial or operating condition, or in the Mortgage Servicing Rights, the Mortgage Loans, the Related Escrow Accounts or to Seller’s relationship with, or authority from, the Agency, that in each case will likely materially and adversely affect the consummation of the transactions contemplated hereby or the True Excess Spread.

Section 8.04 Consents.

Seller shall have obtained all consents, approvals or other requirements of third parties, including the consent of the Agency, together with a fully executed and delivered Agency Subordination of Interest Agreement or an approved “Request to Add Loans” thereunder, dated on or before the related Closing Date, required for the consummation of the transactions on such Closing Date contemplated by the Transaction Documents. All actions of all Governmental Authorities required to consummate the transactions contemplated by the Transaction Documents and the documents related thereto shall have been obtained or made.

Section 8.05 Delivery of Transaction Documents.

Seller shall have delivered to the Purchaser copies of each executed Transaction Document that is to be entered into on or prior to such date and each of the items required to be delivered pursuant to Sections 2.03 and 2.04 hereof.

Section 8.06 Certificate of Seller.

Seller shall have provided Purchaser a certificate, substantially in the form attached hereto as Exhibit C, signed by an authorized officer of Seller dated as of such date, applicable to the transactions contemplated by this Agreement, to the effect that: (a) each of Seller’s representations and warranties made in this Agreement and each other Transaction Document to which Seller is a party is true and correct in all material respects as of such date; and (b) all of the terms, covenants, conditions and obligations of this Agreement and each other Transaction Document to which Seller is a party that are required to be complied with and performed by Seller at or prior to such Closing Date have been duly complied with and performed in all material respects and (c) the conditions set forth in Section 8.04 and Section 8.05 have been satisfied.

Section 8.07 Opinions of Counsel.

In the case of the initial Closing Date, Seller’s counsel shall have delivered the Opinions of Counsel required pursuant to Section 2.04(a)(iii) and Section 2.04(a)(iv).

Section 8.08 Good Standing Certificate of Seller.

In the case of the initial Closing Date, Seller shall have provided Purchaser a certificate of good standing of Seller, dated as of a date within five (5) Business Days prior to such Closing Date.

Section 8.09 No Actions or Proceedings.

No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, any of the transactions contemplated by this Agreement and the documents related hereto in any material respect.

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ARTICLE IX

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

The obligations of Seller under this Agreement with respect to any MSR Package are subject to the satisfaction of the following conditions as of the related Closing Date, as applicable:

Section 9.01 Correctness of Representations and Warranties.

The representations and warranties made by Purchaser in this Agreement to be made on or prior to the Agreement Date or the related Closing Date, as applicable, are true and correct in all material respects as of the date thereof.

Section 9.02 Compliance with Conditions.

All of the terms, conditions, covenants and obligations of this Agreement required to be complied with and performed by Purchaser on or prior to such Closing Date shall have been duly complied with and performed in all material respects as of the date thereof.

Section 9.03 Corporate Resolution.

As of the date hereof, Seller shall have received from Purchaser a certified copy of its corporate resolution approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, together with such other certificates of incumbency and other evidences of corporate authority as Seller or its counsel may reasonably request.

Section 9.04 No Material Adverse Change.

Since the Agreement Date, there shall not have been any change to Purchaser’s financial condition that will likely materially and adversely affect the consummation of the transactions contemplated hereby.

Section 9.05 Certificate of Purchaser.

Purchaser shall have provided Seller a certificate, substantially in the form attached hereto as Exhibit D, signed by an authorized officer of Purchaser dated as of such date, applicable to the transactions contemplated by this Agreement, to the effect that: (a) each of Purchaser’s representations and warranties made in this Agreement is true and correct in all material respects as of such date; (b) all of the terms, covenants, conditions and obligations of this Agreement required to be complied with and performed by Purchaser at or prior to such Closing Date have been duly complied with and performed in all material respects; and (c) this Agreement does not conflict with other material Purchaser agreements.

Section 9.06 Good Standing Certificate of Purchaser.

In the case of the initial Closing Date, Purchaser shall have provided Seller a certificate of good standing of Purchaser, dated as of a date within five (5) Business Days prior to such Closing Date.

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ARTICLE X

INDEMNIFICATION; CURE

Section 10.01 Indemnification by Seller.

Seller shall indemnify, defend and hold Purchaser, its Affiliates and its and their respective directors, managers, officers, employees, agents, representatives and advisors (the “Purchaser Indemnitees”) harmless from and shall reimburse the applicable Purchaser Indemnitee for any Losses suffered or incurred by any Purchaser Indemnitee after the related Closing Date which result from:

(a) the Seller’s or the applicable Subservicer’s failure to comply following the applicable Closing Date with Applicable Requirements and Accepted Servicing Practices relating to the servicing of the related Mortgage Loans or any breach of its representations, warranties or covenants in this Agreement, or any termination of the Seller as servicer for cause by the Agency;

(b) to the extent of amounts received by the Seller or the Subservicer in respect of such prior servicing claims under the MSR Purchase Agreement, any servicing act or omission of any prior servicer relating to any Mortgage Loan (including, remitting any indemnity amounts received from the Loan Seller pursuant to MSR Purchase Agreement in connection with any breaches or repurchase of Mortgage Loans, in each case, to the extent such Losses relate to the True Excess Spread);

(c) any act, error or omission of the Seller or any Subservicer in servicing any of the Mortgage Loans, including improper action or failure to act when required to do so, that has a material adverse effect on the True Excess Spread;

(d) any exercise of any rights of setoff or other netting arrangements by the Agency against the Seller that results in a shortfall of funds to pay the True Excess Spread;

(e) any breach by the Seller of the MSR Purchase Agreement except for any matter due to the Seller’s breach of any obligations under such MSR Purchase Agreement that is associated with a breach by the Purchaser; and

(f) litigation, proceedings, governmental investigations, orders, injunctions or decrees, the basis for which occurred after the Agreement Date, resulting from any of the items described in Section 10.01(a), (b),(c), (d) or (e) directly above;

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provided, however, that the applicable Purchaser Indemnitee has taken all commercially reasonable and appropriate actions within its reasonable control to mitigate any such losses, damages, deficiencies, claims, causes of action or expenses as reasonably requested by Seller, which such failure of mitigation shall not relieve Seller of its indemnification obligations in this Section 10.01 but may affect the amount of such obligation; and provided further, that any Losses incurred by the Purchaser Indemnitee pursuant to any attempt to mitigate any such losses, damages, deficiencies, claims, causes of action or expenses shall be reimbursed by Seller as part of its indemnification obligations in this Section 10.01. For the avoidance of doubt, Losses under this Section 10.01 shall include the fair value of any True Excess Spread associated with any Mortgage Servicing Rights as to which the Seller resigns without the consent of the Purchaser or is terminated by the Agency pursuant to a Termination With Cause. Purchaser shall notify Seller promptly after receiving written notice of the assertion of any litigation, proceedings, governmental investigations, orders, injunctions, decrees or any third party claims subject to indemnification under this Agreement (each, a “Purchaser Third Party Claim”). Upon receipt of such notice of a Purchaser Third Party Claim, Seller shall have the right to assume the defense of such Purchaser Third Party Claim using counsel of its choice reasonably satisfactory to the applicable Purchaser Indemnitee, but may not enter into any settlement without the prior written consent of the applicable Purchaser Indemnitee, which consent shall not be unreasonably withheld. A Purchaser Indemnitee shall have the right to select separate counsel and to otherwise separately defend itself at its own expense but shall not consent to the entry of a judgment or enter into any settlement with respect to the Purchaser Third Party Claim without the prior written consent of Seller, which consent shall not be unreasonably withheld. Any exercise of such rights by a Purchaser Indemnitee shall not relieve Seller of its obligations and liabilities under this Section 10.01 or any other provision of this Agreement. With respect to any Purchaser Third Party Claim subject to indemnification under this Agreement, the applicable Purchaser Indemnitee shall be required to cooperate in good faith with Seller to ensure the proper and adequate defense of such Purchaser Third Party Claim. The indemnification provided by the Seller herein shall be with respect to Losses involving third-parties and Losses between the Purchaser and Seller.

Section 10.02 Indemnification by Purchaser.

Purchaser shall indemnify, defend and hold Seller, its Affiliates and its and their respective directors, managers, officers, employees, agents, representatives and advisors (the “Seller Indemnitees”) harmless from and shall reimburse the applicable Seller Indemnitee for any Losses suffered or incurred by any Seller Indemnitee which result from:

(a) any material breach of a representation or warranty by Purchaser, or non- fulfillment of any covenant or obligation of Purchaser contained in this Agreement; or

(b) litigation, proceedings, governmental investigations, orders, injunctions or decrees, the basis for which occurred after the Agreement Date, resulting from any of the items described in Section 10.02(a) directly above;

provided, however, that the applicable Seller Indemnitee has taken all commercially reasonable and appropriate actions within its reasonable control to mitigate any such losses, damages, deficiencies, claims, causes of action or expenses as reasonably requested by Purchaser, which such failure of mitigation shall not relieve Purchaser of its indemnification obligations in this Section 10.02 but may affect the amount of such obligation; and provided further, that any Losses incurred by the Seller Indemnitee pursuant to any attempt to mitigate any such losses, damages, deficiencies, claims, causes of action or expenses shall be reimbursed by Purchaser as part of its indemnification obligations in this Section 10.02. Seller shall notify Purchaser promptly after receiving written notice of the assertion of any litigation, proceedings, governmental investigations, orders, injunctions, decrees or any third party claims subject to indemnification under this Agreement (each, a “Seller Third Party Claim”). Upon receipt of such notice of a Seller Third Party Claim, Purchaser shall have the right to assume the defense of such Seller Third Party Claim using counsel of its choice reasonably satisfactory to the applicable Seller Indemnitee, but may not enter into any settlement without the prior written consent of Purchaser, which shall not be unreasonably withheld. A Seller Indemnitee shall have the right to select separate counsel and to otherwise separately defend itself but shall not consent to the entry of a judgment or enter into any settlement with respect to the Seller Third Party Claim without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Any exercise of such rights by a Seller Indemnitee shall not relieve Purchaser of its obligations and liabilities under this Section 10.02 or any other provision of this Agreement. With respect to any Seller Third Party Claim subject to indemnification under this Agreement, the applicable Seller Indemnitee shall be required to cooperate in good faith with Purchaser to ensure the proper and adequate defense of such Seller Third Party Claim. The indemnification provided by the Purchaser herein shall be with respect to Losses involving third-parties and Losses between the Purchaser and Seller.

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ARTICLE XI

MISCELLANEOUS

Section 11.01 Costs and Expenses.

Purchaser and Seller shall each pay its own expenses, fees and expenses of its legal counsel in connection with the transactions contemplated hereby.

Section 11.02 Confidentiality.

(a) Each Party understands that in connection with this transaction, it has been furnished and will be furnished Nonpublic Personal Information and/or Personally Identifiable Financial Information (as those terms are defined in Sections 573.3(n) and (o) of the Office of Thrift Supervision Regulations on Privacy of Consumer Information published at 12 C.F.R. Chapter V implementing Title V of the Gramm-Leach-Bliley Act), and other information regarding the policies and plans of the other Party and its Affiliates that is and has been designated as confidential and proprietary, and each Party agrees that it will maintain the confidentiality of such information and will not disclose it to others (except for its Affiliates and its and their respective directors, managers, officers, employees, financing sources, agents, representatives and advisors), or use it except in connection with the proposed acquisition contemplated by this Agreement, without the prior written consent of the Party furnishing such information, subject to the provisions of this Section 11.02 and of Section 11.16. Information which is generally known in the industry concerning a Party or among such Party’s creditors generally or which has been disclosed to the other Party by third parties who have a right to do so shall not be deemed confidential or proprietary information for these purposes. If Purchaser, any of its Affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any information supplied to it in connection with the transactions contemplated hereby, Purchaser agrees to provide Seller with prompt notice of such request(s) so that Seller may seek an appropriate protective order and/or waive Purchaser’s compliance with the terms of this Section 11.02. If Seller, any of its Affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any information supplied to it in connection with the transactions contemplated hereby, Seller agrees to provide Purchaser with prompt notice of such request(s) so that Purchaser may seek an appropriate protective order and/or waive Seller’s compliance with the terms of this Section 11.02. Notwithstanding the terms of this Section 11.02, if, in the absence of a protective order or the receipt of a waiver hereunder, Purchaser or Seller is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the other Party to any tribunal or risk being liable for contempt or suffering other censure or penalty, then Purchaser or Seller may disclose such information to such tribunal without liability hereunder. If the proposed acquisition is not consummated, each Party agrees to promptly return to the other or destroy, promptly upon request, all confidential materials, and all copies thereof, which have been furnished to it in connection with the transactions contemplated hereby except as required by Applicable Laws or internal retention or archiving policies. Any confidential materials retained by a party pursuant to the above sentence shall remain subject to the confidentiality requirements of this paragraph until the later of (i) the time set by applicable privacy laws or other Applicable Laws, and (ii) one year from the date of this Agreement. For the avoidance of doubt, either Party may provide its shareholders and creditors with a general description of this Agreement and any related transactions (or otherwise as may be required by any applicable law, rule or regulation, including without limitation under the federal securities laws or stock exchange requirements), and, subject to the provisions of this Section 11.02, information obtained from the reports provided by Seller pursuant to Section 7.04.

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(b) Each Party recognizes that, in connection with this Agreement and the other Transaction Documents, it may receive non-public information regarding the financial condition, operations and prospects of the other Parties. Except as required by Applicable Law, each Party agrees to keep all non-public information regarding the other Parties strictly confidential, and to use all such information solely in order to effectuate the purpose of this Agreement and the other Transaction Documents; provided, however, that each Party may provide confidential information to its employees, agents and Affiliates and investors or prospective investors who have a need to know such information in order to effectuate the transaction contemplated by the Transaction Documents and such employees, agents and Affiliates and investors or prospective investors are informed of the confidential nature of such information and agree to maintain its confidentiality; and provided, further, that such information is identified as confidential non-public information and except as required by law or regulation or legal or regulatory process.

Section 11.03 Broker’s Fees.

Other than payments made by the Purchaser to Blue Water Financial, LLC, each Party hereto represents and warrants to the other that it has made no agreement to pay any finder’s, agent’s, broker’s or originator’s fee arising out of or in connection with the subject matter of this Agreement. In the event Purchaser has entered or enters into an agreement to pay any finder’s,agent’s, broker’s, advisor’s or originator’s fee arising out of or in connection with the subject matter of this Agreement, Purchaser shall be solely responsible for all such fees. The parties hereto shall indemnify and hold each other harmless from and against any such obligation or liability and any expense incurred in investigating or defending (including reasonable attorneys’ fees) any claim based upon the other Party’s actions in connection with such obligation.

Section 11.04 Relationship of Parties.

The Parties intend that the transactions contemplated in the Transaction Documents constitute arms-length transactions among third parties. Nothing contained in the Transaction Documents will establish any fiduciary, partnership, joint venture or similar relationship between or among the Parties except to the extent otherwise expressly stated therein.

Nothing in this Agreement shall prevent Seller or its Affiliates from rendering similar services to other persons, trusts, corporations or other entities or limit or restrict Seller, its Affiliates, or any of their respective officers, directors, affiliates or employees from, as permitted by law, buying, selling or trading in any securities for your own or their own accounts. The Purchaser acknowledges that Seller, its Affiliates, or any of their respective officers, directors, Affiliates and employees, and their other clients may, as permitted by law, at any time have, acquire, increase, decrease, or dispose of positions in investments that are at the same time being acquired for or disposed of from Seller.

Section 11.05 Survival of Representations, Warranties and Indemnities.

Each party hereto covenants and agrees that the representations, warranties and indemnifications contained in this Agreement, and in any document delivered or to be delivered pursuant hereto, shall survive the Agreement Date and any termination of this Agreement.

Section 11.06 Notices.

All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if sent via electronic mail to the related email address set forth below with acknowledgment of receipt requested by the sender and receipt acknowledged by the recipient, personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid or by prepaid overnight delivery service:

(a) If to Seller, to:

Greenway Mortgage Funding Corporation

107 Tindall Rd, Ste 14

Middletown, NJ 07748

HR@greenwaylending.com

With a copy (which shall not constitute notice) to:

jpayor@greenwaylending.com

emoore@greenwaylending.com

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(b) If to Purchaser, to:

Glassbridge Enterprises Inc.

[ADDRESS]

[ADDRESS]

Attention: [            ]

Email: [                      ]

With a copy to:

[                                 ]

or to such other address as Purchaser or Seller shall have specified in writing to the other.

Section 11.07 Waivers.

Either Purchaser or Seller may, by written notice to the other:

(a) Extend the time for the performance of any of the obligations or other transactions of the other; and

(b) Waive compliance with or performance of any of the terms, conditions, covenants or obligations required to be complied with or performed by the other hereunder. The parties hereto acknowledge and agree that the Agency shall be an express third party beneficiary of this provision.

The waiver by Purchaser or Seller of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

Section 11.08 Entire Agreement; Amendment.

This Agreement and the related Transaction Documents constitute the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all prior agreements with respect thereto. This Agreement may be amended only in a written instrument signed by both Seller and Purchaser.

Section 11.09 Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the Parties and their successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties and their successors and assigns, any rights, obligations, remedies or liabilities.

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Section 11.10 Headings.

Headings on the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 11.11 Applicable Law.

This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to conflict of laws rules (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall govern).

Section 11.12 Security Agreement.

This Agreement shall constitute a security agreement under the laws of the State of New York. In addition to any other rights available under this Agreement or otherwise available at law or in equity but subject to the terms hereof, Purchaser shall have all rights and remedies of a secured party with respect to the Collateral under the laws of the State of New York and under any other Applicable Law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of Applicable Law and the terms of this Agreement, to sell or apply any rights and other interests with respect to the Collateral assigned or pledged hereby in accordance with the terms hereof at public and private sale in accordance with the terms of this Agreement. The parties agree to waive trial by jury in the event of any dispute under this Agreement.

Section 11.13 Incorporation of Exhibits.

The Exhibits attached hereto shall be incorporated herein and shall be understood to be a part hereof as though included in the body of this Agreement.

Section 11.14 Counterparts.

This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Delivery of the signatures in Portable Document Format (PDF) or by facsimile transmission shall be deemed valid and binding to the same extent as the original.

Section 11.15 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the rights of the parties hereto. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

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Section 11.16 Public Announcement.

No public release or statement concerning the subject matter of this Agreement shall be made by either party without the express written consent and approval of the other party, except as required by law or stock exchange rule, and provided that on and after the Agreement Date, either party may provide its shareholders and creditors with a general description of this Agreement and any related transactions, and, subject to the provisions of Section 11.02, information obtained from the reports provided by Seller pursuant to Section 7.04.

Section 11.17 Assignment.

(a) Subject to the provisions of Sections 7.07, 7.08 and 7.11, Seller may not assign, transfer, sell or subcontract all or any part of this Agreement, any interest herein, or any of the Seller’s interest in the Mortgage Servicing Rights or the Servicing Spread Collections, other than the interest in the True Excess Spread sold hereby, without the prior written consent of the Purchaser; provided that any successor to the Seller must assume the Seller’s obligations under this Agreement. Subject to the rights of the Agency described in Section 11.21 hereof, the Purchaser shall have the right to further assign, transfer, deliver, hypothecate, pledge, subdivide, sell participations in, or otherwise deal with its rights under this Agreement on whatever terms Purchaser shall determine, including the right to assign all or any portion of the True Excess Spread and to assign the related rights under this Agreement, subject to the following terms: (i) in the case of any transfer to an Affiliate of the Purchaser, without the consent of the Seller and (ii) in the case of a transfer to an unaffiliated third party, with the prior written consent of the Seller, which consent shall not be unreasonably withheld. Any costs and expenses (including legal fees) in connection with assigning Purchaser’s rights pursuant to this Section 11.17(a) shall be paid by Purchaser or Purchaser’s assignee.

(b) Seller shall maintain a register on which it enters the name and address of each holder of the True Excess Spread and each holder’s interest in the True Excess Spread (the “Holder Register”) for each transaction described in Section 11.17(a). The entries in the Holder Register shall be conclusive absent manifest error, and Seller shall treat each Person whose name is recorded in the Holder Register as an owner of the True Excess Spread for all purposes of this Agreement notwithstanding any notice to the contrary. The parties intend that the Holder Register shall satisfy the requirements of Treasury Regulations Sections 1.871-14 and 5(f).103-1.

Section 11.18 Termination.

If all conditions to Purchaser’s or Seller’s obligations to close with respect to any MSR Package on the related Closing Date set forth in Article VIII and Article IX, respectively, are not satisfied on the related Closing Date, Purchaser or Seller, as applicable based on the condition or conditions not satisfied, may terminate this Agreement with respect to such MSR Package by written notice to the other party, and neither party shall have any further obligations to the other party hereunder with respect to such MSR Package, except as expressly set forth herein.

If Seller receives any Termination Fees for termination of its role as servicer under the Guide, Seller shall pay over to Purchaser, subject to the terms and conditions of the Agency Agreements, the portion (up to one hundred percent (100%)) of such Termination Fees, not exceeding the fair value of the lost True Excess Spread with respect to the Guide.

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Section 11.19 Third Party Beneficiaries.

This Agreement does not and is not intended to confer any rights or remedies upon any person or entity other than Purchaser and Seller, except as provided in Section 10.01 and in Section 10.02, provided that (i) Purchaser and Seller reserve the right to modify any term of, or terminate, this Agreement, without the consent of any Purchaser Indemnitee or Seller Indemnitee and (ii) the Agency may rely upon Sections 7.07, 7.08 and 11.21 of this Agreement and related provisions.

Section 11.20 Credit Files.

Except as is required pursuant to the Servicing Agreement (including, without limitation, as may be reasonably necessary to enable Seller to meet its servicing obligations thereunder), Applicable Law or any governmental or regulatory authority having jurisdiction over the Seller, the parties hereby agree that at no time shall Seller provide to the Purchaser, its Affiliates, its funds and accounts under management and its and their respective directors, managers, officers, employees, financing sources, agents, representatives and advisors access to, or inspection rights with respect to, the Credit Files.

Section 11.21 Purchaser Acknowledgment, Agency’s Reliance.

Purchaser and Seller hereby acknowledge that Purchaser’s right to the True Excess Spread, the Collateral, Seller’s right to the Mortgage Servicing Rights, and their respective rights under this Agreement are subject and subordinate to all rights of the Agency under (i) the Agency Agreements and (ii) the Mortgage Selling and Servicing Contract, the Fannie Mae Selling Guide, the Fannie Mae Servicing Guide and any supplemental servicing instructions or directives provided by the Agency, all applicable master agreements, recourse agreements, repurchase agreements, indemnification agreements, loss-sharing agreements, and any other agreements between the Agency and the Seller, and all as amended, restated or supplemented from time to time (collectively, the “Fannie Mae Lender Contract”), which rights include the right of the Agency to terminate the Fannie Mae Lender Contract with or without cause and the right to sell, or have transferred, the servicing rights.

The Parties agree that in the event of an actual or apparent conflict between the provisions of the Agency Agreements or Servicing Agreement and the provisions of this Agreement, the provisions of the Agency Agreements or Servicing Agreement, as applicable, shall govern.

Section 11.22 Tax Reporting.

It is the intention of the Parties that, at the option of Purchaser, the arrangement under which the True Excess Spread is held will be treated as a simple custodial or participation arrangement. All transactions contemplated by this Agreement will be reported on all applicable tax returns consistently with the treatment described in Section 3.06(c), unless otherwise required by law in a proceeding of final determination. The Purchaser will prepare and file or cause to be prepared and filed any federal, state and local income tax or information returns that are required to be filed with respect to the True Excess Spread in a due and timely manner. The Purchaser shall accrue original issue discount based on the purchase price and projected payments using the constant prepayment rate and constant default rate set forth in the MSR Package Confirmation and applying the methods described under Section 1272(a)(6) of the Code. The Seller shall provide any information in its possession reasonably requested by the Purchaser in connection with the foregoing and shall otherwise reasonably cooperate with the Purchaser in connection with the tax reporting with respect to the True Excess Spread.

Section 11.23 Waiver of Trial by Jury.

EACH PARTY HEREBY WAIVES TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, SITTING IN THE BOROUGH OF MANHATTAN, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY ACTION OR PROCEEDING. EACH PARTY HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS AGREEMENT AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[SIGNATURE PAGE FOLLOWS]

42

IN WITNESS WHEREOF, each of the undersigned parties to this Agreement has caused this Agreement to be duly executed in its corporate name by one of its duly authorized officers, all as of the date first above written.

GLASSBRIDGE ENTERPRISES INC., as Purchaser

By:
Name:
Title:

[TRUE EXCESS SERVICING SPREAD ACQUISITION AGREEMENT FOR FNMA MORTGAGE LOANS

GREENWAY MORTGAGE FUNDING CORP., as Seller

By:
Name:
Title:

[TRUE EXCESS SERVICING SPREAD ACQUISITION AGREEMENT FOR FNMA MORTGAGE LOANS

EXHIBIT A

FORM OF MSR PACKAGE CONFIRMATION

_____________, 20[___]

This confirmation (this “Confirmation”) between Glassbridge Enterprises Inc., a Delaware corporation (together with its successors and assigns, the “Purchaser”), and Greenway Mortgage Funding Corp., a New Jersey corporation (together with its successors and assigns, the “Seller”), sets forth the agreement pursuant to which the Purchaser is purchasing, and the Seller is selling, the True Excess Spread related to the Mortgage Loans identified on Annex A attached hereto.

The transaction contemplated by this Confirmation shall be governed by that certain True Excess Spread Acquisition Agreement for FNMA Mortgage Loans, dated as of [__], 2023, between Seller and Purchaser (as amended herein and otherwise, the “Agreement”). By executing this Confirmation (which shall be an MSR Package Confirmation under the Agreement), each of the Seller and Purchaser again makes, with respect to itself and each Mortgage Loan as of the related Closing Date or such other date as indicated in the Agreement, as applicable, all of the covenants, representations and warranties made by such party in the Agreement, except as may be amended by this MSR Package Confirmation. By executing this MSR Package Confirmation, Seller hereby sells, assigns, transfers and delivers to Purchaser all of Seller’s right, title and interest in and to the True Excess Spread for each of the Mortgage Loans set forth in Annex A attached hereto and all proceeds thereof, and agrees that as of the related Closing Date, the applicable Mortgage Loan shall be deemed to be a “Mortgage Loan” for all purposes of the Agreement. In the event (but only in the event) that the conveyance of the True Excess Spread is characterized by a court or Governmental Authority as security for a loan rather than a sale, Seller will be deemed to have granted to Purchaser, and Seller hereby grants to Purchaser, a security interest in all of its right, title and interest in, to and under the True Excess Spread and all proceeds thereof as security for a loan in an amount of the Purchase Price.

All exhibits hereto are incorporated herein in their entirety. In the event there exists and inconsistency between the Agreement and this MSR Package Confirmation, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

1.	Sale of True Excess Spread related to the Mortgage Loans. Upon the satisfaction of the conditions precedent set forth in the Agreement, on the related Closing Date the Seller shall thereby transfer to the Purchaser, all of the right, title and interest of the Seller in and to the True Excess Spread related to the Mortgage Loans in accordance with Section 2.01 of the Agreement.

2.	Defined Terms:

	a.	Cut-off Date:

	b.	Closing Date:

	c.	Initial Distribution Date:

Exh. A-1

d.	Purchase Price:

e.	Purchase Price Percentage:

f.	True Excess Spread Rate:

g.	Base Servicing Fee Rate:

h.	Constant Prepayment Rate (CPR) annually:

i.	Constant Default Rate (CDR) annually:

j.	Custodian:

3.	Description of Mortgage Loans: All of the Mortgage Loans identified on Annex A attached hereto.

4.	Additional Stipulations Regarding MSR Package:

[Attach Schedule if applicable]

All of the terms, covenants, conditions and obligations of the Agreement required to be complied with and performed by Seller on or prior to the date hereof have been duly complied with and performed in all material respects. This Confirmation may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Delivery of the signatures in Portable Document Format (PDF) or by facsimile transmission shall be deemed valid and binding to the same extent as the original.

GREENWAY MORTGAGE FUNDING CORP.	[PURCASHER]
as Seller	as Purchaser

By:	By:
Name:	Name:
Title:	Title:

Exh. A-2

ANNEX A TO EXHIBIT A

Annex. A-1

ANNEX B TO EXHIBIT A

FUNDING SCHEDULE

(as of the Closing Date)

Annex. B-1

EXHIBIT B

SCHEDULE OF MORTGAGE LOANS

[SEPARATELY DELIVERED; SUBJECT TO UPDATES AS PROVIDED IN THE AGREEMENT]

Exh. B-1

EXHIBIT C

SELLER’S OFFICER’S CERTIFICATE

(To be supplied on each Closing Date)

I, _____________________________, a [___________] of Greenway Mortgage Funding Corp. (the “Company”), pursuant to Section 8.06 of the True Excess Servicing Spread Acquisition Agreement for FNMA Mortgage Loans by and between Glassbridge Enterprises Inc. and the Company, dated as of [__], 2023 (the “Agreement”), hereby certify on behalf of the Company that:

(i) each of the Company’s representations and warranties made in the Agreement is true and correct in all material respects as of the date hereof; and

(ii) all of the terms, covenants, conditions and obligations of the Agreement required to be complied with and performed by the Company at or prior to the date hereof have been duly complied with and performed in all material respects;

Exh. C-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date and year first above written.

GREENWAY MORTGAGE FUNDING CORP.

By:
Name:
Title:

Exh. C-2

EXHIBIT D

PURCHASER’S OFFICER’S CERTIFICATE

(To be supplied on each Closing Date)

I, ______________, a ___________ of Glassbridge Enterprises Inc. (the “Purchaser”), pursuant to Section 9.05 of the True Excess Servicing Spread Acquisition Agreement for FNMA Mortgage Loans by and between the Purchaser and Greenway Mortgage Funding Corp., dated as of [__], 2023 (the “Agreement”), hereby certify on behalf of the Purchaser that:

(i) each of the Purchaser’s representations and warranties made in the Agreement is true and correct in all material respects as of the date hereof;

(ii) all of the terms, covenants, conditions and obligations of the Agreement required to be complied with and performed by the Purchaser at or prior to the date hereof have been duly complied with and performed in all material respects; and

(iii) the Agreement does not conflict with other material Purchaser agreements.

Exh. D-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of as of the date and year first above written.

Glassbridge Enterprises Inc.

By:
Name:
Title:

Exh. D-2